UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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GENERAL CABLE CORPORATION

4 Tesseneer Drive

Highland Heights, Kentucky 41076

Telephone (859) 572-8000

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders, which will be held at 11:00 a.m., Eastern Time, on Thursday, May 19, 2016, at our offices located at 4 Tesseneer Drive, Highland Heights, Kentucky 41076.

We once again are pleased to utilize Securities and Exchange Commission rules that allow us to deliver proxy materials over the Internet to expedite our stockholders’ receipt of these materials. You will receive a Notice of Internet Availability of Proxy Materials. This Notice will include instructions on how to access proxy materials and vote. At your discretion, you may request hard copies and a proxy card for voting by mail by following the instructions on the Notice. We encourage you to read the Proxy Statement carefully.

As you will note from the enclosed proxy materials, the Board of Directors recommends that you vote FOR each of the proposals set forth in the Proxy Statement.

Sincerely,

MICHAEL T. MCDONNELL

President and Chief Executive Officer

April 4, 2016

YOUR VOTE IS IMPORTANT.

PLEASE FOLLOW THE INSTRUCTIONS FOR THE VOTING METHOD YOU SELECT.

GENERAL CABLE CORPORATION

4 Tesseneer Drive

Highland Heights, Kentucky 41076

Telephone (859) 572-8000

NOTICE OF THE 2016 ANNUAL MEETING OF STOCKHOLDERS

The 2016 Annual Meeting of Stockholders of General Cable Corporation (“General Cable”) will be held on Thursday, May 19, 2016, at 11:00 a.m., Eastern Time, at our offices located at 4 Tesseneer Drive, Highland Heights, Kentucky 41076, to consider and act upon the following proposals:

1.	Election of seven directors;

2.	Ratification of the appointment of Deloitte & Touche LLP as General Cable’s independent registered public accounting firm for 2016;

3.	Approval on an advisory basis of the compensation of our named executive officers;

4.	Approval of the General Cable Corporation Employee Stock Purchase Plan; and

5.	Such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only stockholders of record at the close of business on March 21, 2016 are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

Emerson C. Moser

Corporate Secretary

April 4, 2016

i

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

Date:	May 19, 2016
Time:	11:00 a.m., Eastern Time
Place:	General Cable Corporation’s offices at 4 Tesseneer Drive, Highland Heights, Kentucky
Record Date:	March 21, 2016
Voting:	Stockholders as of the record date are entitled to one vote per share on matters presented at the Annual Meeting

Voting Matters and the Board’s Recommendation

Agenda Item	Board Vote Recommendation	Page Reference
Election of seven directors	FOR each Director Nominee	5
Ratification of the appointment of Deloitte & Touche LLP as General Cable’s independent registered public accounting firm for 2016	FOR	51
Approval on an advisory basis of the compensation of our named executive officers	FOR	53
Approval of the General Cable Corporation Employee Stock Purchase Plan	FOR	54

Director Nominees

Name	Age	Director Since	Occupation	Independent	Position/Committee Memberships
John E. Welsh, III	65	1997	President of Avalon Capital Partners LLC	Yes	Non-Executive Chairman Corporate Governance Committee
Sallie B. Bailey	56	2013	Executive Vice President and Chief Financial Officer of Louisiana-Pacific Corporation	Yes	Audit Committee (Chair) Corporate Governance Committee
Edward Childs Hall, III	56	2014	Former Executive Vice President – Chief Operating Officer of Atlantic Power Corporation	Yes	Corporate Governance Committee
Gregory E. Lawton	65	1998	Former President and Chief Executive Officer of JohnsonDiversey, Inc.	Yes	Corporate Governance Committee (Chair) Compensation Committee
Michael T. McDonnell	58	2015	President and Chief Executive Officer of General Cable	No
Craig P. Omtvedt	66	2004	Former Senior Vice President and Chief Financial Officer of Fortune Brands, Inc.	Yes	Compensation Committee (Chair) Audit Committee
Patrick M. Prevost	60	2010	Former President and Chief Executive Officer of Cabot Corporation	Yes	Audit Committee Compensation Committee

PROXY STATEMENT

The Board of Directors of General Cable Corporation (“General Cable,” the “Company,” “we,” “our” or “us”) is providing this Proxy Statement for the solicitation of proxies from holders of outstanding General Cable common stock for the 2016 Annual Meeting of Stockholders (“Annual Meeting”) on May 19, 2016, and at any adjournment or postponement of the meeting. The Annual Meeting will be held at 11:00 a.m., Eastern Time, on Thursday, May 19, 2016, at the Company’s offices at 4 Tesseneer Drive, Highland Heights, Kentucky. Beginning on or about April 4, 2016, General Cable will send the Notice of Internet Availability of Proxy Materials and release its proxy materials, including this Proxy Statement, proxy form, and its Annual Report to Stockholders for 2015, to all stockholders entitled to receive notice and to vote at the Annual Meeting.

VOTING PROCEDURES

Your Vote is Very Important

Our Annual Meeting this year is being held at our offices in Highland Heights, Kentucky, which you are invited to attend. Under rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials for the Annual Meeting over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) beginning on or about April 4, 2016 to our stockholders of record. The Notice includes instructions on how to access the proxy materials over the Internet or to request a printed copy of the proxy materials. Whether or not you plan to attend our Annual Meeting, please take the time to vote.

Voting by Stockholders of Record. If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the Internet, by mail, or by telephone following the instructions provided in your proxy card or Notice.

Voting by Beneficial Owners. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name.” If you are a beneficial owner and you wish to vote in person at the Annual Meeting, you must obtain a valid proxy from the organization that holds your shares. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. If you hold your shares in “street name,” please check your proxy card or Notice, or contact your broker, nominee, fiduciary or other custodian to determine if you will be able to vote over the Internet or by telephone.

Voting by participants in the General Cable Retirement Plans. If you are a participant in the General Cable Retirement Plans you can instruct the trustee how to vote the shares that are allocated to your account. If you do not provide the trustee with instructions as to how to vote the shares allocated to your account, the trustee will vote such shares in the same proportion to instructions actually received from other participants in the General Cable Retirement Plans. To provide instruction to the trustee on how to vote shares allocated to your account in the General Cable Retirement Plans, vote your plan shares by proxy over the Internet, by mail, or by telephone following the instructions provided in your proxy card or Notice.

Voting by participants in the General Cable Corporation Deferred Compensation Plan (the “DCP”). If you are a participant in the DCP, you can instruct the trustee of the “rabbi trust” that was established in connection with the DCP how to vote (i) deferred shares held in the “rabbi trust” that are allocated to your DCP account on a notional basis, and (ii) shares held by the General Cable stock fund in the “rabbi trust” that are allocated to your DCP account on a notional basis as phantom stock units (shares referenced in (i) and (ii), collectively referred to as “DCP Shares”). If you do not provide the trustee with instructions as to how to vote the DCP Shares allocated to your DCP account, the trustee will vote such shares as instructed by the Company. To provide instruction to the trustee on how to vote the DCP Shares allocated to your account in the DCP, vote your DCP Shares by proxy over the Internet, by mail, or by telephone following the instructions provided in your proxy card or Notice.

Record Date

Holders of record of General Cable common stock, par value $0.01 per share, at the close of business on March 21, 2016 (the “Record Date”) will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments or postponements.

How to Revoke Your Proxy

You may revoke your proxy at any time before the final vote at the Annual Meeting. You may do so by (i) voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted before the Annual Meeting will be counted); (ii) sending a written statement of revocation to the Secretary of General Cable at the Company’s headquarters at 4 Tesseneer Drive, Highland Heights, Kentucky 41076; or (iii) submitting a properly signed proxy having a later date. You may also attend the Annual Meeting and vote in person. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.

Vote Required and Method of Counting Votes

•	Number of Shares Outstanding. At the close of business on the Record Date, there were 49,289,735 shares of General Cable common stock outstanding and entitled to vote at the Annual Meeting.

•	Vote Per Share. You are entitled to one vote per share on matters presented at the Annual Meeting. Stockholders do not have cumulative voting rights in the election of directors.

•

Quorum. A majority of the shares entitled to vote, present or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (i.e., when a broker does not have authority to vote on a specific issue) are counted as present for purposes of determining a quorum.

•

Vote Required and Abstentions and Broker Non-Votes. The table below summarizes the votes required for approval of each matter to be brought before the Annual Meeting, as well as the treatment of abstentions and broker non-votes. If you sign and return a proxy but do not specify how you want your shares voted, your shares will be voted FOR the director nominees and FOR the other proposals listed below.

Proposal	Vote Required for Approval	Abstentions	Broker Non-Votes
Election of Directors	The number of votes cast “for” a director nominee must exceed the votes cast “against” that nominee.	No effect	Not taken into account
Ratification of Appointment of Auditor	A majority of the shares present, in person or by proxy, and entitled to vote on Proposal 2 is required to approve this proposal.	Counted as “against”	Not applicable
Advisory Vote on Executive Compensation	A majority of the shares present, in person or by proxy, and entitled to vote on Proposal 3 is required to approve this proposal.	Counted as “against”	Not taken into account
Approval of the Employee Stock Purchase Plan	A majority of the shares present, in person or by proxy, and entitled to vote on Proposal 4 is required to approve this proposal.	Counted as “against”	Not taken into account

Please note that brokers may not use discretionary authority to vote shares on Proposals 1, 3 and 4 if they have not received instructions from their clients. Please vote your proxy or deliver instructions to your broker so your vote can be counted. Broker non-votes will have no effect on any of the proposals.

Discretionary Voting Power

The Board is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto in what, according to their judgment, is in the interests of the Company and its stockholders. If any nominee is unable (or for whatever reason declines) to serve as a director at the time of the Annual Meeting, proxies may be voted for the election of a qualified substitute nominee selected by the Board.

PROPOSAL 1: ELECTION OF DIRECTORS

Our By-laws provide that our business shall be managed by or under the direction of a board of directors of not less than three nor more than nine directors, which number shall be fixed from time to time by the Board. As of the date of the Annual Meeting, the Board has fixed the number of directors at seven.

Our Board has nominated seven directors for election at the Annual Meeting to serve until the 2017 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified. Each nomination for director was based upon the recommendation of our Corporate Governance Committee and each nominee for director is a current member of the Board. All nominees have consented to be named and have indicated their intent to serve if elected. We have no reason to believe that any of the nominees named below will be unable to serve as a director if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

Set forth on the following pages is certain information relating to the background, experience and qualifications of the individuals nominated by the Board of Directors to stand for election at the Annual Meeting.

Director Nominees for Election at the Annual Meeting

John E. Welsh, III Age 65 Director since 1997 Non-Executive Chairman of the Board and Member of the Corporate Governance Committee

Mr. Welsh has served as President of Avalon Capital Partners LLC, an investment firm focused on private equity and public securities investments since 2002. From October 2000 to December 2002, he was a Managing Director of CIP Management LLC, the management company for Continuation Investments Group Inc. From November 1992 to December 1999, he served as Managing Director and Vice-Chairman of the Board of Directors of SkyTel Communications, Inc. (“SkyTel”) and as a Director of SkyTel from September 1992 until December 1999. During that period, he served as Chief Financial Officer and President and Chief Executive Officer of the International Division. Prior to 1992, Mr. Welsh was a Managing Director in the Investment Banking Division of Prudential Securities, Inc., and served as Co-Head of the Mergers and Acquisitions Department. Mr. Welsh has served as a director of various public companies, including Spreckels Industries, Inc., SkyTel, York International, and Integrated Electrical Services (NASDAQ: IESC). Mr. Welsh currently serves on the board of Liberty Broad Band (NASDAQ: LBRDA).

Mr. Welsh has (i) a strong financial background in investment banking and investment management; (ii) leadership and collaboration skills; (iii) substantial experience involving acquisitions and strategic alliances; and (iv) a background in telecommunications products and services. Mr. Welsh’s investment management and acquisition experience and refined leadership skills have been critical in the creation of a strong, independent Board of Directors.

Sallie B. Bailey Age 56 Director since 2013 Chair of the Audit Committee and Member of the Corporate Governance Committee

Ms. Bailey has been Executive Vice President and Chief Financial Officer of Louisiana-Pacific Corporation (NYSE: LPX), a leading manufacturer of engineered wood building products for residential, industrial, and light commercial construction, since December 2011. Ms. Bailey previously served as Vice President and Chief Financial Officer of Ferro Corporation (NYSE: FOE), a global specialty materials company, from January 2007 to July 2010. Prior to that, she held senior management positions of increasing responsibility with The Timken Company (NYSE: TKR), a global producer of engineered bearings and alloy steel, from 1995 to 2006, lastly as Senior Vice President, Finance and Controller. Earlier in her career, she was an audit supervisor for Deloitte & Touche LLP and Assistant Treasurer at Tenneco, Inc.

Ms. Bailey has (i) extensive experience as a financial executive with broad knowledge of financial controls and systems; (ii) substantial leadership experience in domestic and international business; (iii) a strong background in acquisition, divestitures, and strategic alliances; and (iv) significant management experience in the manufacturing and materials industry. Ms. Bailey’s extensive financial leadership experience in global, publicly traded companies, knowledge of financial controls and systems, and understanding of operating a manufacturing business have made her a valuable member of the Board and Corporate Governance Committee and Chair of the Audit Committee.

Edward (“Ned”) Childs Hall, III Age: 56 Director since 2014 Member of the Corporate Governance Committee

Mr. Hall serves as a Non-executive director of Globeleq, the leading independent power producer (IPP) in sub-Saharan Africa. He is a member of the Board of Directors of Green Conversion Systems, a developer and operator of energy from waste facilities in North America, the Caribbean and South America. Mr. Hall is the Vice Chairman of Japan Wind Development Co., Ltd., a developer and operator of wind generation projects. Mr. Hall was Executive Vice President – Chief Operating Officer of Atlantic Power Corporation (NYSE: AT) from April 2013 until February 2015. Prior to Atlantic Power, Mr. Hall spent more than 24 years working in the energy sector at AES Corporation, a publicly traded global power company (NYSE: AES). While at AES Corporation, Mr. Hall held various positions including Managing Director, Global Business Development from 2003 to 2005; President, Wind Generation from 2005 to 2008; President, North America from 2008 to 2011; and Chief Operating Officer, Global Generation from 2011 to 2013. Mr. Hall served as a Chairman of the Board of American Wind Energy Association (“AWEA”) from 2010 to 2011 and as Member of the Board from 2005 to 2013.

Mr. Hall has (i) extensive operating and management experience in power generation, transmission and distribution companies; (ii) a deep understanding of the global energy sector and the challenges and opportunities presented in the energy generation, transmission and distribution sector; (iii) a deep understanding of alternative energy generation technology and economics; and (iv) knowledge and experience with public company corporate governance and compensation matters. Mr. Hall’s extensive operating and management experience and relevant industry experience have made him a valuable member of the Board and Corporate Governance Committee.

Gregory E. Lawton Age 65 Director since 1998 Chair of the Corporate Governance Committee and Member of the Compensation Committee

Mr. Lawton served as President and Chief Executive Officer of JohnsonDiversey, Inc. from October 2000 to February 2006. From January 1999 until September 2000, he was President and Chief Operating Officer of Johnson Wax Professional. Prior to joining Johnson Wax, Mr. Lawton was President of NuTone Inc., a subsidiary of Williams plc based in Cincinnati, Ohio, from 1994 to 1998. From 1989 to 1994, Mr. Lawton served with Procter & Gamble (NYSE: PG) where he was Vice President and General Manager of several consumer product groups. Mr. Lawton has been a consultant since March 2006. He is also a director of Stepan Company (NYSE: SCL).

Mr. Lawton has (i) substantial operating and management experience in manufacturing businesses and in application of technology to business; (ii) a strong background in marketing, sales, and human resources management; and (iii) significant experience involving acquisitions and leading a global business. Mr. Lawton’s extensive operational and executive management experience and understanding of corporate governance matters have made him a valuable member of the Board and Compensation Committee and Chair of the Corporate Governance Committee.

Michael T. McDonnell Age 58 Director since 2015 President and Chief Executive Officer of General Cable Corporation

Mr. McDonnell has been President and Chief Executive Officer of General Cable Corporation since July 2015. Prior to joining General Cable, Mr. McDonnell was Chairman, President and Chief Executive Officer of TPC Group, a leading processor and producer of value-added products derived from petrochemicals that are sold into a wide range of performance, specialty and intermediate markets. Prior to joining TPC Group, Mr. McDonnell served as President and Chief Executive Officer of Pregis Corporation from 2006 to 2011, a leading global provider of innovative protective, flexible and food service packaging and hospital supply products with 47 facilities in 18 countries. From 2002 to 2006, Mr. McDonnell was Group Vice President, Environmental Technologies of Engelhard Corporation; and from 1998 to 2002, he was Vice President of a chemicals division for Cytec Industries, Inc. Earlier in his career, he held management roles with increasing levels of responsibility at Henkel Corporation and DuPont.

Mr. McDonnell’s wide range of executive leadership experience within a variety of manufacturing and materials sectors, both domestically and globally, as well as his unique position as the Company’s CEO and in-depth knowledge of the Company’s operations, finances and strategy, have made him a valuable member of the Board.

Craig P. Omtvedt Age 66 Director since 2004 Chair of the Compensation Committee and Member of the Audit Committee

Mr. Omtvedt served as Senior Vice President and Chief Financial Officer of Fortune Brands, Inc., a former leading consumer products company (formerly NYSE: FO), from 2000 until his retirement in October 2011 and as a consultant to Beam Inc. (NYSE: BEAM), the successor to Fortune Brands, during 2012. Previously, he held positions with Fortune Brands as Senior Vice President and Chief Accounting Officer from 1998 to 1999; Vice President and Chief Accounting Officer from 1997 to 1998; Vice President, Deputy Controller and Chief Internal Auditor from 1996 to 1997; Deputy Controller from 1992 to 1996; and Director of Audit from 1989 to 1992. Before joining Fortune Brands, Mr. Omtvedt worked for Pillsbury Company in Minneapolis, Minnesota from 1985 to 1989 in various audit and controller roles. He is also a director of Oshkosh Corporation (NYSE: OSK), a Trustee of Lake Forest College and a National Trustee of Boys and Girls Clubs of America.

Mr. Omtvedt has (i) extensive experience as a financial executive with broad knowledge of financial controls and systems; (ii) substantial leadership experience in domestic and international business; (iii) an extensive background in acquisitions and strategic alliances; (iv) experience with major sales channels (retailers and distributors); and (v) experience with compensation matters at public companies. Mr. Omtvedt’s extensive financial leadership experience in global, publicly traded companies, knowledge of audit practices, and proven expertise in acquisitions and strategic alliances and knowledge of compensation issues affecting public companies have made him a valuable member of the Board and Audit Committee and Chair of the Compensation Committee.

Patrick M. Prevost Age 60 Director since 2010 Member of the Audit Committee and the Compensation Committee

Mr. Prevost served as President and Chief Executive Officer of Cabot Corporation (NYSE: CBT), a global specialty chemicals company, from January 2008 to March 2016. Mr. Prevost served as President, Performance Chemicals at BASF AG, an international chemical company, from October 2005 to December 2007. Prior to that, he was responsible for BASF Corporation’s Chemicals and Plastics business in North America. Mr. Prevost previously held senior management positions with increasing responsibility at BP Plc from 1999 to 2003 and Amoco Chemicals from 1983 until 1999. He is also a director of Cabot Corporation and a member of the Board of Directors of the American Chemistry Council.

Mr. Prevost has (i) substantial leadership experience in a variety of complex international businesses; (ii) a chemistry background with broad experience in the material science and chemical industries, which are important to our wire and cable business; (iii) extensive experience involving acquisitions and strategic alliances; and (iv) deep knowledge of international business, strategic planning, manufacturing and financial matters. Mr. Prevost’s demonstrated executive leadership expertise and keen understanding of operating a global manufacturing organization have made him a valuable member of the Board and Audit and Compensation Committees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES.

CORPORATE GOVERNANCE

Our By-laws, Corporate Governance Principles and Guidelines (the “Governance Principles”), charters of our Board committees, Code of Ethics and Business Conduct (“Code of Ethics”), and Related Party Transactions Policy and Procedures are the framework for our corporate governance. They are designed to ensure that our Company complies with SEC rules and regulations and the corporate governance listing standards of the NYSE, the stock exchange on which our common stock is listed. All of these corporate governance documents are available on our website www.generalcable.com via the Investor Relations page and are available in print to any stockholder on request to the Company’s Secretary at 4 Tesseneer Drive, Highland Heights, Kentucky 41076. Information on our website does not constitute a part of this Proxy Statement.

Corporate Governance Principles and Guidelines

Our Board has adopted a policy that describes our corporate governance practices. The objective of our Governance Principles is to provide guidance to ensure that our Board maintains its independence, objectivity, and effectiveness in fulfilling its responsibilities to our stockholders. The Governance Principles establish criteria and requirements for:

•	the requisite qualifications, selection process, and retention of directors;

•	the responsibilities of the directors; and

•	procedures and practices governing the operation and compensation of our Board.

Our Governance Principles also provide that directors must be willing to devote sufficient time to carry out their duties and responsibilities effectively, prepare for Board and Committee meetings by reviewing the materials provided to them in advance of the meeting, and should be committed to serve on the Board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities that would adversely affect their ability to fulfill their duties and responsibilities as directors. Further, directors who also serve as Chief Executive Officer or in equivalent positions should not serve on more than two boards of public companies in addition to our Board, and other directors should not serve on more than four other boards of public companies. In certain circumstances, the Board may determine that positions in excess of these limits may be maintained if doing so would not impair the director’s service on the Company’s Board. Lastly, our Governance Principles provide that arbitrary term limits on director’s service are not appropriate, nor should directors expect to be renominated annually until they reach retirement age. The Governance Principles further state that seventy (70) is an appropriate retirement age for non-employee directors. However, the Board will utilize its own self-evaluation process as an important determinant of Board tenure.

In addition to the above matters, our Governance Principles have a process whereby nominees must agree to tender their irrevocable resignations if they do not receive the required vote at the Annual Meeting at which they face re-election. Our Corporate Governance Committee (“Governance Committee”) reviews the circumstances surrounding the director nominee’s resignation and will submit such recommendation for prompt consideration to the Board. The Governance Committee and the Board may take into consideration any factors deemed relevant, including, without limitation, reported reasons for the “against” votes, the director’s length of service on the Board and contributions to General Cable in such role, and the effect of the director’s resignation on General Cable’s compliance with any law, rule, regulation, stock exchange listing standard, or contractual arrangement. After considering the Governance Committee’s recommendation, our Board will make a determination with respect to whether the director should continue to serve.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our directors, officers, and employees. Our Code of Ethics defines our policies and expectations on various compliance topics, including conflicts of interest, confidentiality, compliance with laws (including insider trading and anti-corruption laws), preservation and use of Company assets, proper accounting and financial integrity, and business ethics. It also sets forth the procedures for communicating and handling any potential violations. We intend to satisfy the SEC’s disclosure requirement regarding amendments to or waivers of our Code of Ethics by posting such information on our website at www.generalcable.com via our Investors Relations page.

Our Board and its Committees

The General Cable Board of Directors meets regularly during each year. In 2015, our Board held ten meetings, including four telephonic meetings. As a matter of policy, directors are expected to attend each annual meeting of stockholders and in 2015, all of the non-employee directors attended the 2015 Annual Meeting of Stockholders. With the exception of our Chief Executive Officer, all of our directors, including our Non-Executive Chairman of the Board, are independent based on the application of the rules and standards of the NYSE and our Governance Principles. Consistent with NYSE standards, the Board has adopted guidelines for determining director independence. The guidelines can be found in our Governance Principles on our website www.generalcable.com via the Investor Relations page.

Private Sessions: At each regularly scheduled Board meeting, the non-employee directors meet without management present. The Non-Executive Chairman presides at such meetings. The non-employee directors also may and do meet without management present at other times as deemed necessary.

Our Committees

Our Board has three standing Committees: the Audit Committee, the Compensation Committee, and the Corporate Governance Committee. During fiscal 2015, each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the directors which were held during the period for which the director was a director, and (2) the total number of meetings held by any committees of which the director was a member during the period that the director served. Each Committee operates under a written charter adopted by the Board. All of the Committee charters are available on our website at www.generalcable.com via our Investors Relations page. All of our Committees have the authority to retain outside advisors to assist each Committee, respectively, in meeting their responsibilities, as necessary and appropriate, and to ensure that we provide funding to pay the fees and expenses of such advisors.

The membership, functions, and other relevant information relating to each Committee are described below.

2015 Committee Membership (1)

Non-Employee Directors	Audit Committee	Compensation Committee	Governance Committee
Sallie B. Bailey	X*		X
Edward Childs Hall, III			X
Gregory E. Lawton		X	X*
Craig P. Omtvedt	X	X*
Patrick M. Prevost	X	X
John E. Welsh, III			X

*	Chair of the Committee
(1)	As of December 31, 2015

Audit Committee: The Audit Committee met ten times in 2015, including four telephonic meetings. Our Board of Directors has determined that all of our Audit Committee members are independent and financially literate under the rules of the SEC and NYSE and that Sallie B. Bailey and Craig P. Omtvedt each qualify as an audit committee financial expert under rules of the SEC. The Audit Committee assists the Board in the oversight of (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit functions and independent auditors. The responsibilities of the Audit Committee are further described in the Audit Committee Charter which is available on our website at www.generalcable.com via our Investors Relations page.

The Audit Committee selects the Company’s independent registered public accounting firm, reviews such firm’s procedures for ensuring their independence with respect to the services performed for the Company, approves all fees to be paid to the independent registered public accounting firm and preapproves the professional services provided by the independent registered public accounting firm. The Audit Committee has adopted formal preapproval policies and procedures relating to the services provided by its independent auditor consistent with requirements of the SEC rules. Under the Company’s preapproval policy, all audit and permissible non-audit services provided by the independent auditors must be preapproved. The Audit Committee will generally preapprove a list of specific services and categories of services, including audit, audit-related, and other services, for the upcoming or current fiscal year. Any services that are not included in the approved list of services must be separately preapproved by the Audit Committee. The Audit Committee delegates to the Audit Committee Chair the authority to approve permitted audit and non-audit services to be provided by the independent auditor between Audit Committee meetings for the sake of efficiency. The Audit Committee Chair reports any such interim preapproval at the next meeting of the Audit Committee. In 2015, all audit and permissible non-audit services were preapproved in accordance with the policy.

The Audit Committee approved the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016 and supports the Board’s recommendation to our stockholders for the ratification of Deloitte & Touche LLP’s appointment.

Compensation Committee: The Compensation Committee met five times in 2015, including one telephonic meeting. Our Board of Directors has determined that all of our Compensation Committee members are independent under the rules of the NYSE, qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and qualify as “outside directors” for purposes of Section 162(m) of the Code. The Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to executive compensation. The Compensation Committee performs this function by: (i) evaluating the performance of the Company’s Chief Executive Officer and other executive officers; (ii) reviewing and establishing the compensation of the Company’s Chief Executive Officer and other executive officers; (iii) evaluating the Company’s executive compensation competitiveness and establishing the appropriate competitive positioning of the levels and mix of executive compensation elements; (iv) making recommendations to the Board with respect to the establishment of or changes to existing incentive and equity-based compensation plans of the Company; (v) administering the Company’s incentive and equity-based compensation plans; and (vi) reviewing potential risk to the Company from its compensation policies and practices for all employees, including incentive plans. In addition, the Compensation Committee makes recommendations to the Board with respect to director compensation. The responsibilities of the Compensation Committee are further described in the Compensation Committee Charter which is available on our website at www.generalcable.com via our Investors Relations page.

Corporate Governance Committee: The Governance Committee met four times in 2015. Our Board of Directors has determined that all of our Governance Committee members are independent under the rules of the NYSE. The Governance Committee is responsible for assisting the Board in (i) evaluating and recommending nominees for election as directors; (ii) evaluating the membership and responsibilities of Board committees; (iii) developing and recommending to the Board a set of corporate governance guidelines and principles; (iv) devising and implementing a program or system to evaluate the performance of all directors and overseeing the annual evaluations of our Board; and (v) reviewing and advising the Board on executive officer succession plans. The responsibilities of the Governance Committee are further described in the Governance Committee Charter which is available on our website at www.generalcable.com via our Investors Relations page.

Director Qualifications

As described above, the Governance Committee is responsible for considering and recommending nominees for election as directors of General Cable. In carrying out this duty, our Governance Committee from time to time engages third-party search firms to assist in identifying and assessing qualifications of individual director candidates. Directors’ general qualifications and responsibilities are set out in our Governance Principles. Pursuant to our Governance Principles, our Governance Committee seeks director candidates who encompass a diverse range of experience, qualifications, attributes, and skills in order to provide sound and prudent guidance on the Company’s operations and interests worldwide. We aim to have a Board that is diverse and represents experience in business, finance, technology, global markets, and other disciplines relevant to the scope of the Company’s activities over time. The Governance Committee further expects that directors should possess the highest personal and professional values, ethics and integrity, and should be committed to represent and advance the long-term interests of our stockholders. In considering the nature and scope of experience encompassed by the directors or nominees for director, our Board evaluates each individual in the context of the Board as a whole, taking into account relevant factors such as independence, gender and ethnic diversity, personal skills, and industry background. In searching for candidates to fill Board vacancies, our Governance Committee is committed to identifying the most capable candidates who have experience in the areas of expertise needed at that time and meet our criteria for nomination. Our Governance Committee has and will continue to take reasonable steps to ensure that women and minority candidates are considered as part of every director search.

Board Leadership Structure

Our Board of Directors’ current leadership structure consists of a Non-Executive Chairman appointed annually separate from the Chief Executive Officer. Our current Board Chairman is John E. Welsh, III and our President and Chief Executive Officer is Michael T. McDonnell. The duties of our Chairman include:

•	presiding at meetings of stockholders and the Board;

•	leading the Board in deliberations, including at non-employee director sessions;

•	appointing Committee Chairs for Board Committees;

•	acting as a liaison between our Board and the Chief Executive Officer; and

•	providing strategic guidance and counsel relating to our business, management, and personnel development.

This leadership structure has been in place since 2001. We believe that having an independent director leading our Board, whether as a Non-Executive Chairman or as the Lead Independent Director, contributes to a more independent Board in the long-term and leads to more productive internal Board dynamics between and among directors and committees. Independent Board leadership also allows our Chief Executive Officer more time to concentrate on significant business issues and strategy.

Director Nomination Process

Each year, the Governance Committee recommends a slate of nominees to the Board, which proposes nominees to the stockholders for election to the Board. In connection with its recommendations, the Governance Committee considers whether the director candidates have the requisite qualifications and skills that are identified above and the commitment and willingness to serve on the Board in accord with our Governance Principles.

The Governance Committee will consider stockholder suggestions for nominees when submitted in accordance with the provisions of our By-laws. Pursuant to our By-laws, stockholders may present any proposals for stockholder vote, including the election of directors, by following the advance notice procedure described below. Under this procedure, the candidates eligible for election at a meeting of stockholders will be candidates nominated by or at the direction of the Board of Directors and candidates nominated at the meeting by a stockholder. Stockholders will be given a reasonable opportunity at the Annual Meeting to nominate candidates for the office of Director if, as the By-laws require, the nominating stockholder first gave the Company’s Secretary a written nomination notice at least sixty (60) days before the date of the annual meeting.

The nomination notice must set forth the following information as to each individual nominated:

•	The name, date of birth, business address, and residence address of the individual;

•

The business experience during the past five (5) years of the nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which those occupations and employment were carried on, and additional information about the nature of his or her responsibilities and level of professional competence which permits an assessment of the candidate’s prior experience;

•

A description of all direct and indirect compensation and other material monetary and non-monetary agreements, arrangements, and understandings during the past three (3) years, and any other material relationships, between or among the stockholder submitting the nomination notice and any associated person acting in concert with such person, on the one hand, and each proposed nominee and any associated person acting in concert with such nominee, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the nominating stockholder and any beneficial owner on whose behalf the nomination is made, if any, or any associated person acting in concert therewith, were the “registrant” for purposes of such Item and the nominee were a director or executive officer of such registrant;

•

Whether the nominee is or has ever been at any time a director, officer, or owner of five (5) percent or more of any class of capital stock, partnership interests, or other equity interest of any corporation, partnership, or other entity;

•

Any directorships held by the nominee in any company with a class of securities registered under Section 12 of the Exchange Act, or covered by Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended;

•

Whether, in the last five (5) years, the nominee was convicted in a criminal proceeding or has been subject to a judgment, order, finding, or decree of any federal, state or other governmental entity concerning any violation of federal, state, or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree, or proceeding may be material to an evaluation of the ability or integrity of the nominee;

•

Whether, if elected, the nominee intends to tender, promptly following such nominee’s failure to receive the required vote for election or reelection at the next meeting at which such nominee would face election or reelection, an irrevocable resignation effective upon acceptance of such resignation by the Board, in accordance with the Governance Principles; and

•

Any other information relating to individual nominated that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

The nomination notice must also provide the following information about the nominating stockholder and any associated person acting in concert with the nominating stockholder: (i) the name and business address of the nominating stockholder(s) and any associated person(s); (ii) the name and address of the nominating stockholder(s) and of any associated person(s) as appearing in the Company’s books; (iii) the class and number of the Company’s shares that are beneficially owned by the nominating stockholder(s) and any associated person(s); and (iv) certain other information about the interests of the nominating stockholder(s) and any associated person(s) in the Company’s securities, including the following:

•

Any derivative instrument directly or indirectly owned beneficially by the nominating stockholder(s) and any associated person(s) and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Company;

•

Any proxy, contract, arrangement, understanding, or relationship pursuant to which the nominating stockholder(s) and any associated person(s) have a right to vote any shares of any security of the Company;

•	Any short interest in any security of the Company;

•

Any rights to dividends on the shares of stock of the Company owned beneficially by the nominating stockholder(s) and by any associated person(s) that are separated or separable from the underlying shares of stock of the Company;

•

Any proportionate interest in shares of stock of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which the nominating stockholder(s) or any associated person(s) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and

•

Any performance-related fees (other than an asset-based fee) to which the nominating stockholder(s) or any associated person(s) is entitled to based on any increase or decrease in the value of shares of stock of the Company or derivative instruments, if any, as of the date of such notice, including without limitation, any such interests held by members of the immediate family of the nominating stockholder(s) or any associated person(s) sharing the same household (which information shall be supplemented as would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder).

The nomination notice must include the nominee’s signed written consent to being named in a proxy statement as a nominee and to serve as a director if elected. A written update of the information provided in the notice must be provided to the Company ten (10) business days prior to the meeting. If the presiding officer at any stockholder’s meeting determines that a nomination was not made in accordance with these procedures, he or she will so declare at the meeting and the defective nomination will be disregarded.

Board’s Role in Risk Oversight

Our executive officers with the leadership of our Chief Executive Officer are responsible for overall risk management of our Company. The oversight of risk affecting our Company from major to minor and emerging risks is carried out by our Board, as a whole, within the existing leadership structure with the assistance of its standing Committees. Our Board fulfills its risk oversight responsibilities by (i) understanding our Company’s risk philosophy and approving our risk tolerance; (ii) knowing the established effective risk management processes that identify, assess, and manage our most significant enterprise-wide risks; (iii) reviewing our risk portfolio in relation to the agreed risk tolerance, including through strategic and operational initiatives that integrate enterprise-wide risk exposures; and (iv) regularly being apprised of the most significant risks and management’s response. Important elements in the assessment of risk include reports to the Board and its Committees from the Company’s global Strategic Leadership Team and operating regions on a regular basis, the output and actions of the Audit Committee, as well as reports to the Board from the Chief Executive Officer, the Chief Compliance Officer and the functional managers who deal with various specific elements of risk such as the global insurance program. By using a broad approach, the Board believes that it is able to discharge its oversight role and address the major, minor, and emerging risks facing our businesses both in the short and long-term.

Stockholder Communication with our Board of Directors

Our Board has adopted the following procedures for our stockholders and all other interested persons to communicate with our Board, as a whole, and individual directors on matters of interest. Communications to our directors will initially be reviewed by the Secretary and routed to the Chairman or a Board Committee, as appropriate. Stockholders and other interested parties may communicate with the Board, our Non-Executive Chairman, an individual director, the non-employee directors, as a group, or a specific Committee of the Board using the following:

Mail	Telephone
Board of Directors	(800) 716-3565
General Cable Corporation
Attention: Secretary	Email
4 Tesseneer Drive	Chairman of the Board – Chairman@generalcable.com
Highland Heights, Kentucky 41076	Non-employee directors – Directors@generalcable.com

Any general information requests can be made using our main telephone number (859) 572-8000 or main email address info@generalcable.com.

Transactions with Related Persons

The Company has adopted written policies and procedures for the review and approval of any related party transactions that meet the minimum threshold for disclosure in the proxy statement under the applicable SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). The Company has not entered into any such transactions since the beginning of its last fiscal year with any related person.

Under our current policies and procedures, related parties are expected to seek Audit Committee approval of related party transactions before the transaction is entered into or amended. The Audit Committee may ratify a transaction after it has been entered into, in which case the transaction will be evaluated on the same standards as a transaction being preapproved. In certain circumstances, the Audit Committee Chair may act on behalf of the Audit Committee. The policy specifically requires approval or ratification if the Company hires a family member of a director (including a director nominee), executive officer, or significant stockholder for total compensation in excess of $120,000 or, after initial approval of the hire, makes any material changes to an employment arrangement.

When seeking approval, the related party will provide the Company’s General Counsel with information about the transaction for the General Counsel’s evaluation and submission to the Audit Committee. The evaluation information includes:

•	the related person’s relationship to the Company and interest in the transaction;

•	material facts of the proposed transaction, including the proposed aggregate value of the transaction;

•	benefits to the Company of the proposed transaction;

•	availability of other sources of comparable products or services;

•	an assessment of whether the proposed transaction is on terms that are comparable to terms available to an unrelated third party or to employees generally; and

•	any effect on a director’s independence if the transaction involves a director.

After considering the evaluation information, the Audit Committee will approve or ratify only those transactions that are not opposed to the interests of the Company and that are on terms that are fair to the Company. The Audit Committee may make its approval conditional upon revisions to the terms of the transaction.

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth information, as of the Record Date, concerning the beneficial ownership of General Cable common stock by: (i) each current director and director nominee; (ii) each of our named executive officers; and (iii) all current directors and executive officers as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (1)(2)(3)(4)	Percent of Class (5)
Non-Employee Directors
Sallie B. Bailey	15,270	*
Edward Childs Hall, III	17,700	*
Gregory E. Lawton	59,681	*
Craig P. Omtvedt	254,896	*
Patrick M. Prevost	26,370	*
John E. Welsh, III	179,551	*
Named Executive Officers
Gregory B. Kenny	1,166,041	2.4%
Robert D. Kenny	23,082	*
Gregory J. Lampert	389,884	*
Michael T. McDonnell	28,650	*
Emerson C. Moser	11,713	*
Brian J. Robinson(6)	299,713	*
All Current Directors and Executive Officers, as a Group	1,317,352	2.7%

(1)	Beneficial ownership is determined under SEC rules and includes voting or investment power with respect to the shares.

The amounts in the table above do not include the following interests in our common stock, which interests do not confer voting or investment power:

•	shares of common stock underlying options which are not currently exercisable or not exercisable within 60 days of March 21, 2016, as follows: 352,087 options for Mr. McDonnell;

•

shares of common stock underlying RSUs which have not vested and will not vest within 60 days of March 21, 2016, as follows: 1,900 RSUs for Ms. Bailey; 104,754 RSUs for Mr. G. Kenny; 53,281 RSUs for Mr. R. Kenny; 115,324 RSUs for Mr. Lampert; 258,601 RSUs for Mr. McDonnell; 39,101 RSUs for Mr. Moser; 116,657 RSUs for Mr. Robinson and 18,023 RSUs for the other executive officers as a group; and

•

shares of common stock underlying PSUs (at target) which have not vested and will not vest within 60 days of March 21, 2016, as follows: 157,860 PSUs for Mr. G. Kenny; 62,123 PSUs for Mr. R. Kenny; 125,293 PSUs for Mr. Lampert; 300,018 for Mr. McDonnell; 39,761 PSUs for Mr. Moser; 128,293 PSUs for Mr. Robinson and 12,446 PSUs for the other executive officers as a group.

(2)

Includes shares that could be acquired by the exercise of stock options that are currently exercisable or exercisable within 60 days of March 21, 2016, as follows: 2,500 shares for Mr. Lawton; 2,500 shares for Mr. Omtvedt; 5,000 shares for Mr. Welsh; 823,285 shares for Mr. G. Kenny; 3,100 shares for Mr. R. Kenny; 251,300 shares for Mr. Lampert; and 252,785 shares for Mr. Robinson.

(3)

Includes shares allocated to the beneficial owner’s account in the General Cable Corporation Retirement Savings Plan as follows: 58,136 shares for Mr. Lampert; and 1,969 shares for Mr. Moser. Shares allocated to a participant’s account in the General Cable Corporation Retirement Savings Plan will be voted by the trustee in accordance with the participant’s instructions. If the trustee does not receive instructions as to the voting of particular shares, the trustee will vote such shares in the same proportion to instructions actually received from other participants in the General Cable Corporation Retirement Savings Plan.

(4)

Includes: (a) deferred shares held under the DCP as follows: 27,411 shares for Mr. Lawton; 11,061 shares for Mr. Omtvedt; 17,660 shares for Mr. Prevost; 88,794 shares for Mr. Welsh; and 182,001 shares for Mr. G. Kenny; and (b) phantom stock units resulting from an investment in the General Cable stock fund in the DCP as follows: 2,898 shares for Mr. Omtvedt; 18,317 phantom stock units for Mr. Welsh; 21,968 phantom stock units for Mr. G. Kenny; 15,021 phantom stock units for Mr. Lampert; and 3.32 phantom stock units for Mr. Moser. Deferred shares allocated to a participant’s account in the DCP will be voted by the trustee in accordance with the participant’s instructions. If the trustee does not receive instructions as to the voting of particular deferred shares, the trustee will vote such shares as instructed by the Company. In addition, shares held by the General Cable stock fund in the DCP and allocated to a participant’s account as phantom stock units, will also be voted by the trustee in accordance with the participant’s instructions. If the trustee does not receive instructions as to the voting of particular shares, the trustee will vote such shares as instructed by the Company.

(5)

The percentages shown are calculated based on the total outstanding shares on March 21, 2016 of 49,289,735. The * symbol means less than 1 percent. Percentage calculations assume, for each person and for each group, that all shares that may be acquired by such person or by such group pursuant to stock options currently exercisable or that become exercisable within 60 days of March 21, 2016 are outstanding for the purpose of computing the percentage of common stock owned by such person or by such group. However, those unissued shares of our common stock described above are not deemed to be outstanding for the purpose of calculating the percentage of common stock beneficially owned by any other person.

(6)	Includes 300 shares held in a custodial account for Mr. Robinson’s children.

SIGNIFICANT STOCKHOLDERS

The following table sets forth information about each person known to General Cable to be the beneficial owner of more than 5 percent of General Cable’s common stock as of December 31, 2015. We obtained this information from records and statements filed with the SEC under Sections 13(d) and 13(g) of the Exchange Act.

Name and Business Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
The Vanguard Group(3) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	6,036,151	12.24%

BlackRock, Inc. (4) 55 East 52nd Street New York, New York 10055	4,604,565	9.34%

Dimensional Fund Advisors LP (5) 6300 Bee Cave Road Austin, Texas 78746	2,998,925	6.08%

JPMorgan Chase & Co. (6) 270 Park Avenue New York, New York 10017	2,583,291	5.24%

(1)	Beneficial ownership is determined under SEC rules and includes voting or investment power with respect to the shares.
(2)	The percentages shown are calculated based on the total outstanding shares on March 21, 2016 of 49,289,735.

(3)

Based solely on a Schedule 13G/A filed with the SEC on February 10, 2016 by The Vanguard Group (“Vanguard”). Of the shares listed, Vanguard has sole power to vote 102,112 shares, shared power to vote 5,600 shares, and sole dispositive power over 5,930,939 shares and shared dispositive power over 105,212 shares.

(4)

Based solely on a Schedule 13G/A filed with the SEC on February 10, 2016 by Blackrock, Inc. (“BlackRock”). Of the shares listed, BlackRock has sole power to vote 4,470,607 shares and sole dispositive power over 4,604,565 shares.

(5)

Based solely on a Schedule 13G/A filed with the SEC on February 9, 2016 by Dimensional Fund Advisors LP (“Dimensional”). Of the shares listed, Dimensional has sole power to vote 2,865,236 shares and sole dispositive power over 2,998,925 shares.

(6)

Based solely on a Schedule 13G filed with the SEC on January 27, 2016 by JP Morgan Chase & Co. (“JP Morgan”). Of the shares listed, JP Morgan has sole power to vote 2,009,317 shares, and shared power to vote 128 shares and sole dispositive power over 2,576,972 shares.

DIRECTOR COMPENSATION

Our non-employee director compensation program in 2015 consisted of the following components:

•	An annual cash retainer of $90,000 ($175,000 for the Chairman);

•

An annual equity grant of restricted stock units with a grant date value of $125,000 ($200,000 for the Chairman). The annual equity grant is granted at the conclusion of each year’s annual meeting of stockholders and vests on the first anniversary of the grant date; and

•	An additional annual cash retainer for service as a Committee Chair as follows:

Position	Annual Retainer ($)
Chair of Audit Committee	15,000
Chair of Compensation Committee	10,000
Chair of Governance Committee	10,000

Non-employee directors are also reimbursed for out-of-pocket expenses for attendance at Board and Committee meetings.

Non-employee directors may elect to defer all or a portion of their annual retainers and equity awards on an annual basis before the beginning of each calendar year. Deferrals remain in the General Cable Deferred Compensation Plan (“DCP”) until termination of services as a director. Cash retainers deferred and dividends paid on deferred equity awards may be invested in any of the investment vehicles provided under the DCP. Deferred equity awards may not be reinvested into other vehicles and will be distributed in accordance with distribution elections made by each participant. Operation of the DCP and distributions are also subject to Section 409A of the Code, which imposes procedural (including timing) restrictions on the DCP and on any future changes in distribution elections.

DIRECTOR STOCK OWNERSHIP GUIDELINES

Under our Stock Ownership Guidelines, non-employee directors are required to own common stock with a value equal to five (5) times the annual cash retainer within five (5) years from their date of appointment. Each of our current non-employee directors was in compliance with these requirements as of December 31, 2015.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)
Sallie B. Bailey	105,000	135,188	240,188
Edward Childs Hall, III	90,000	135,188	225,188
Gregory E. Lawton	100,000	135,188	235,188
Craig P. Omtvedt	100,000	135,188	235,188
Patrick M. Prevost	90,000	135,188	225,188
John E. Welsh, III	175,000	216,375	391,375

(1)

Represents the grant date fair value of the annual equity grant of restricted stock units made on May 14, 2015 as determined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation (“Topic 718”). Mr. Prevost deferred his 2015 equity grant into our DCP.

Director’s Outstanding Equity Awards at December 31, 2015

The following table presents the outstanding stock options and RSUs held by each of our non-employee directors as of December 31, 2015.

	OPTION AWARDS					STOCK AWARDS
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Units Grant Date	Number of Units of Stock That Have Not Vested (1) (#)	Market Value of Units of Stock That Have Not Vested (2) ($)
Ms. Bailey		—	—			7/31/2013	1,900	25,517
						5/14/2015	7,210	96,830
Mr. Hall		—	—			5/14/2015	7,210	96,830
Mr. Lawton	2/14/2007	2,500	—	50.68	2/14/2017	2/26/2013	3,800	51,034
						5/14/2015	7,210	96,830
Mr. Omtvedt	2/07/2006	2,500	—	22.97	2/07/2016	2/26/2013	3,800	51,034
	2/14/2007	2,500	—	50.68	2/14/2017	5/14/2015	7,210	96,830
Mr. Prevost		—	—			2/26/2013	3,800	51,034
						5/14/2015	7,210	96,830
Mr. Welsh	2/07/2006	5,000	—	22.97	2/07/2016	2/26/2013	6,600	88,638
	2/14/2007	5,000	—	50.68	2/14/2017	5/14/2015	11,540	154,982

(1)

The RSUs granted in 2013 vest at the end of three (3) years from the date of grant and RSUs granted in 2015 vest on the first anniversary of the date of grant. Each RSU represents the right to receive one share of common stock.

(2)	The market value of the RSUs is based on the closing price of General Cable common stock on December 31, 2015 of $13.43.

EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This section explains the objectives and design of our executive compensation program, the compensation decisions we made under this program with respect to 2015 compensation and the factors we considered in making those decisions. This section focuses on the compensation of our named executive officers, or NEOs, for 2015, who were:

•	Michael T. McDonnell, President and Chief Executive Officer

•	Brian J. Robinson, EVP and Chief Financial Officer

•	Gregory J. Lampert, EVP and Chief Executive Officer, General Cable Americas

•	Robert D. Kenny, EVP and Chief Executive Officer, General Cable Europe and Africa

•	Emerson C. Moser, SVP, General Counsel and Corporate Secretary

•	Gregory B. Kenny, former President and Chief Executive Officer

Highlights of 2015 Financial Performance and Strategic Accomplishments

•	Continued execution on strategic initiatives to better position the Company in core strategic markets

•	Generated restructuring savings of $36 million for the full year 2015; on track with annual savings target of $80 to $100 million in 2016

•	Generated proceeds of $176 million to date from sales of operations in Asia Pacific and Africa under divestiture program

•	Continued strong management of working capital generated $96 million of cash for the full year in North America, Latin America and Europe

•	Reduced net debt by $220 million from the end of 2014; net leverage to 3.8x from 4.7x*

•	Retirement of the $125 million senior floating rate notes upon maturity in April 2015

*Net debt (defined as total debt less cash) and net leverage (defined as total debt divided by adjusted EBITDA) are non-GAAP financial measures. For a reconciliation of adjusted EBITDA, please refer to Exhibit A. Adjusted EBITDA is one of the performance measures used in our annual incentive plan, as discussed below.

2015 & 2016 Compensation Committee Actions

For 2015, the Compensation Committee approved the following changes to our executive compensation program:

•

added two new measures for evaluating executive performance under our annual incentive plan: (i) return on invested capital, or ROIC, which is a financial metric that gauges asset efficiency and productivity, and (ii) successful execution on the Company’s previously announced divestiture program, which we refer to as the Discontinued Operations measure

•	rebalanced the weighting of the evaluation measures to incorporate the new ROIC and Discontinued Operations performance measures

•

shifted the weighting of the evaluation measures for regional executives to enhance line-of-sight toward their specific region’s financial performance while maintaining the importance of the Company’s performance as a whole

•

included a cash component in the long-term incentive grants to executive officers in 2015 (other than the grant to Mr. McDonnell), resulting in a long-term incentive mix that was equal parts PSUs, RSUs, and cash

•	implemented double trigger change in control provisions for Mr. McDonnell’s 2015 long-term incentive award and for all long-term incentive grants to executives beginning in 2016

For 2016, the Compensation Committee made the following changes to our compensation programs:

•	transitioned back to a 50% PSU and 50% RSU LTI mix by eliminating the long-term cash component from LTI grants to executive officers

•	adopted double-trigger change in control provisions for equity grants to executive officers

•	under the annual incentive plan, replaced ROIC with adjusted operating margin as a measure of performance and eliminated discontinued operations as a performance measure

•	eliminated the legacy perquisite allowance of $15,000 for Messrs. Robinson and Lampert

Our Compensation Committee made these changes as it believes they are consistent with our compensation philosophy, pay for performance environment and market trends.

2015 Say on Pay Vote

Our stockholders affirmed their support of our executive compensation program in 2015 by casting 89.57 percent of the votes in favor of our NEOs’ compensation. As this approval rate was up from the prior year’s 78.61 percent approval rate, our Compensation Committee considered this change when evaluating our 2015 executive compensation program and establishing our 2016 program.

Highlights of 2015 Compensation

Base Salary and Annual Incentive Plan (AIP) Targets. For 2015, base salaries and target bonus opportunities under our AIP were held constant for each of our NEOs.

AIP Payouts. We provide annual cash incentive opportunities to our NEOs under our Annual Incentive Plan, or AIP. Awards granted under the AIP are designed to drive Company, business unit and individual performance. Consistent with our pay-for-performance philosophy, all of our NEOs are provided with an opportunity to earn a cash incentive award under our AIP for the achievement of annual business objectives against pre-approved targets. The business objectives reflect a combination of key financial drivers as well as strategic objectives based on an executive’s role and accountabilities. For 2015, our CEO received 138% of his target cash incentive award and the annual incentive awards earned by our other NEOs averaged 134% of target based on the results of the Company’s achievement against the 2015 AIP performance targets and the individual accomplishments described below in “2015 AIP Performance Measures and Weightings.”

Long-Term Incentive Compensation. For 2015, each of our NEOs received a long-term incentive award. The value of the award to each of our NEOs, other than our new CEO, was divided equally among performance share units, or PSUs, restricted stock units, or RSUs, and long-term cash, or LTC. The value of the award to our new CEO, granted in connection with his hiring in July, was comprised of PSUs, RSUs and stock options. The PSUs vest, if at all, based on the Company’s performance over the fiscal 2015-2017 performance period. The RSUs and LTC awards vest in equal increments at the end of each year in the fiscal 2015-2017 performance period if the Company achieves the performance goal specified for the applicable year, and the stock options granted to our new CEO vest in three equal annual installments beginning in July 2016.

Mix of Total Compensation. The following table shows each compensation element as a percentage of total target compensation for each of our NEOs for 2015. For purposes of this discussion, total target compensation means the sum of base salary, target AIP award, and target long-term incentive compensation award. The percentage of total target compensation is calculated by dividing (i) the value of each target compensation element by (ii) the value of total target compensation. Note that the target percentages reflected in the table are based on awards at target and therefore do not match the values reflected in the “Summary Compensation Table.”

Name	Base Salary	Target AIP Award	Target LTI Cash Award (1)	Target LTI Equity Award (2)	Total
Mr. McDonnell (3)	10%	10%	0%	80%	100%
Mr. Robinson	20%	20%	20%	40%	100%
Mr. Lampert	20%	20%	20%	40%	100%
Mr. R. Kenny	24%	22%	18%	36%	100%
Mr. Moser	30%	20%	17%	33%	100%
Mr. G. Kenny (4)	15%	21%	21%	43%	100%

(1)

The long-term incentive cash awards provide for a cash target payment opportunity should the company meet certain performance objectives. The award contains three (3) separate annual performance periods and vests equally over those 3 periods if performance objectives are met. Cash incentive awards are reported in the Summary Compensation Table when earned and only 1/3 of this amount was earned in 2015 and included in the Summary Compensation Table.

(2)

The long-term incentive equity awards consist of PSUs, RSUs and stock options for Mr. McDonnell and PSUs and RSUs for each of the other NEOs. The PSU award values used to calculate the percentages in this chart were the Compensation Committee approved values prior to the application of the Monte Carlo simulation option-pricing model to determine their fair value which is reported in the Summary Compensation Table.

(3)	Mr. McDonnell was hired effective July 1, 2015. The target percentages are based on annualized salary of $925,000 and target AIP opportunity of $925,000.
(4)	Mr. G. Kenny retired effective June 30, 2015.

Compensation Philosophy

At General Cable, our executive compensation philosophy is to provide a well-balanced and competitive program that aligns the interests of our executives with those of our stockholders by incentivizing them to deliver sustainable, long-term stockholder value through the achievement of key financial and strategic objectives. In setting annual compensation for our executives, our Compensation Committee considers the following principles that are governed by our executive compensation philosophy:

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Executive compensation opportunities should be targeted at a market competitive rate (i.e., within +/- 15% of market median) relative to our comparator group and survey data that enables us to attract and retain exceptional talent;

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Executives should have a balanced pay program that bolsters retention, aligns pay to performance, and supports the execution of the Company’s business strategy through an appropriate mix of fixed and variable pay opportunities;

•	A meaningful portion of an executive’s total annual compensation should be variable and tied to actual annual and long-term performance outcomes;

•	Annual incentives should be earned based on achievement of key financial and strategic measures set at challenging, yet realistic levels;

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Long-term incentives should be comprised of a portfolio of vehicles that promote long-term retention and stockholder alignment, where realized pay varies with operational results and stock performance; and

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Actual compensation should be dependent upon a number of key factors, including, but not limited to, our performance and financial results, the executive’s responsibilities, performance, growth potential and tenure, internal equity, and the overall business climate in which we operate.

Components of Our Compensation

Consistent with our executive compensation philosophy, our executive compensation program includes both fixed and variable components. Individual compensation amounts and allocations between fixed and variable components vary depending on the executive’s level and nature of responsibilities, growth potential and performance, tenure, and internal pay equity. The main elements of our 2015 executive compensation program are outlined in the table below.

	Compensation Element	Purpose
Annual Cash Compensation	Base Salary	Represents pay for an individual’s primary duties and responsibilities. Base salaries are reviewed annually and are established based on scope of responsibility, individual performance, potential, and competitiveness versus the relevant external market and our operating performance.
	Annual Incentives	Provides a performance-based cash incentive opportunity. Rewards achievement of specific financial and strategic measures, including consolidated and business team results and individual performance. The amount actually earned will vary relative to the targeted level based on our actual results and the individual’s performance.
Long-Term Incentive Compensation	Restricted Stock Units	Provides performance-based awards under a plan designed to enhance executive stock ownership, as well as an incentive for retention and sustaining stockholder value. Value of awards is directly dependent on our stock price and our performance.
	Performance Stock Units	Provides a performance-based equity incentive opportunity. Rewards achievement of financial measures, as well as supporting retention and aligning pay with performance. Value of awards will vary depending on our actual results.
Cash Awards

Provides a performance-based cash incentive opportunity. Rewards achievement of financial measures, as well as supporting retention and aligning pay with performance. Value of cash awards is determined at the time of grant and vesting is subject to the achievement of financial measures.

Benefits and Retirement	U.S. Retirement Benefits and Deferred Compensation

Provides benefits to our U.S.-based executive officers at retirement from our Company. Our core plan is a defined contribution retirement and savings plan, including a 401(k) employee contribution with matching Company contributions (“Retirement Plan”). The Retirement Plan is identical to the plan provided to U.S.-based non-executive employees.

Our DCP permits U.S.-based participants to defer salary, incentive bonuses or stock awards until retirement. Within the DCP, we have a non-qualified supplemental or excess retirement plan (“BEP”), which provides benefits in excess of IRS limits under the Retirement Plan.

	Welfare Plans and Other Benefits	Provide for basic health care, life, and income security needs, including life, medical, dental, disability, and other employee welfare benefits, fringe benefits, and limited perquisites.
	Executive Officer Severance Benefit Plans and Arrangements	Provide severance benefits in the case of involuntary termination of employment in the form of salary continuation, target bonus, pro-rata bonus, continued coverage under our health and welfare plans, and outplacement services.

We believe these compensation elements are consistent with our compensation philosophy and relevant competitive market practices.

Our Compensation Committee Process

Our Compensation Committee reviews total target compensation levels and the weightings and allocations of each component of compensation annually. For purposes of this review, total target compensation means the sum of base salary, annual cash incentive targets, and long-term incentive targets. In preparation for the annual determination of each executive officer’s total target compensation, our Compensation Committee periodically meets to consider market trends, the competitiveness of our compensation program, and the performance of our executive officers individually and in relation to our overall performance. In making its final total target compensation determinations, our Compensation Committee applies a common methodology for all of our executive officers.

Chief Executive Officer Compensation. Our Chief Executive Officer’s overall compensation is set by our Compensation Committee based on its assessment of our Chief Executive Officer’s individual performance and our Company’s overall performance, as well as the financial and operating performance of a peer group and other relevant market data. On July 1, 2015, Mr. McDonnell joined the Company as President and Chief Executive Officer. Mr. McDonnell’s compensation, which was negotiated in connection with his hiring and approved by the Compensation Committee and Board of Directors, included a cash signing bonus of $500,000 and a long-term equity incentive grant of $7 million in the form of stock options, PSUs and RSUs. The Committee approved the value and mix of these awards to immediately incent Mr. McDonnell and align his interests with the long term interests of our stockholders, and to replace a portion of the compensation he forfeited from his former employer when he became our President and CEO. Mr. McDonnell’s target annual cash compensation and target long-term incentive are targeted to approximate the median of our peer group and industry survey data.

Other NEOs. Compensation for our other NEOs is based on recommendations by our Chief Executive Officer to our Compensation Committee. Our Compensation Committee considers these recommendations based on each executive’s individual responsibility, experience, and overall performance, including the attainment of their individual performance objectives and internal pay comparisons among our executive group. In addition, in setting the compensation of our other NEOs, the Compensation Committee reviews compensation data from a peer group and compensation surveys.

Role of Our Compensation Consultant

The Compensation Committee engaged Hay Group as its independent compensation consultant for 2015. For our 2015 executive compensation program, Hay Group, at our Compensation Committee’s direction:

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presented current trend information, such as market practices for each compensation component (i.e., base salary, structure and use of long-term incentives, prevalence of certain equity incentive vehicles, stock ownership guidelines, etc.), regulatory changes, accounting and tax changes, the economic and political climate, and other relevant topics for the current year;

•	reviewed the comparator peer group with our Compensation Committee to determine whether any changes were appropriate for 2015;

•

provided an analysis of market and peer group data regarding base pay, bonus opportunity targets, long-term incentive grants, the mix and weighting of various forms of compensation, and the competitiveness of current compensation for our executive officers;

•	provided considerations to management and the Compensation Committee regarding executive compensation;

•	assisted in the design of our 2015 AIP, which contemplated a mix of financial and strategic measures;

•	assisted in the design of our 2015 long-term incentive awards, which included replacing an equal 50%/50% PSU/RSU mix, with an equal 33%/33%/33% mix of RSUs, PSUs and cash awards;

•	provided considerations to management and the Compensation Committee on the total target compensation for all executive officers; and

•	provided considerations to the Compensation Committee on the design and total annual compensation levels of our director compensation program.

The Compensation Committee has assessed the independence of Hay Group pursuant to SEC rules and NYSE listing standards and concluded that no conflict of interest exists.

Competitive Market Pay Information

Our Compensation Committee reviews comparative analysis prepared by its compensation consultant as well as survey data and trend information for each of our executive officers on an annual basis. The compensation consultant also provides an annual review of long-term incentive award trends as a reference point for setting long-term incentive awards for each executive officer.

Our Compensation Committee uses data from two sources as reference points to ensure that our executive compensation program offers competitive total compensation opportunities and reflects best practices in compensation plan design. These two sources are a comparator peer group and compensation survey data. The peer group analysis serves as the primary source in assessing our pay competitiveness. The survey analysis serves as a secondary source in validating and balancing peer group results by assessing pay competitiveness from a broader market and job function perspective. The use of multiple data sources contributes to a more holistic market analysis and provides clarity on the ranges of pay opportunity in the market.

The development of an appropriate peer group involves a balanced approach that focuses on size (revenue and/or market capitalization), sector (industry/business competitors) and business model (how the company makes money) with consideration of talent market, degree of internationalization, and customer base/market share. At the end of fiscal 2014, our peer group was reviewed by the Compensation Committee with the assistance of Hay Group. Based on such review, the Compensation Committee determined that no changes to the Company’s comparator peer group were necessary. Set forth below is the comparator peer group selected by the Compensation Committee for use in setting fiscal 2015 executive compensation:

AK Steel Holding Corporation Allegheny Technologies Incorporated Amphenol Corporation Anixter International Inc. Ball Corporation Belden Inc.	Corning Incorporated Dover Corporation EMCOR Group Inc. Hubbell Incorporated ITT Corporation Mastec, Inc.	Quanta Services, Inc. Steel Dynamics Inc. The Timken Company TE Connectivity Ltd. WESCO International, Inc.

We ranked at the 56th percentile in revenue size relative to the companies that comprised this peer group.

The Compensation Committee also uses compensation survey data in its evaluation of executive pay. Survey data provides insight into positions that may not generally be reported in proxy statements. To assist the Compensation Committee in evaluating fiscal year 2015 compensation levels, the Compensation Committee reviewed survey information from the US Mercer Executive Benchmark Database (2014).

In addition to reviewing broad-based data and information from a peer group, our Compensation Committee also reviews executive pay tally sheets. The tally sheets contain information showing the executive officers’ annual pay, both target and actual bonus amounts, and prospective wealth under various performance and economic assumptions. Data from the tally sheets are considered as a guide by the Compensation Committee when establishing pay levels and opportunities. The Compensation Committee also considers internal comparisons of pay within the executive group.

Annual Cash Compensation

Base Salary. Base salaries are an important element of compensation and provide our executive officers with a base level of income. In determining base pay, our Compensation Committee considers the executive’s responsibilities, growth potential, individual performance against predetermined objectives, base salary competitiveness, as compared to the external market, and our Company’s operating performance. Base salaries are reviewed annually by the Compensation Committee as part of its regular compensation review process based on the benchmarking process and the other factors described above, as well as special achievements and promotions. The 2015 approved annual salaries for our NEOs were as follows:

Name	2015 Base Salary	2014 Base Salary	% Change
Mr. McDonnell	$925,000	N/A	N/A
Mr. Robinson	$480,000	$480,000	—
Mr. Lampert	$480,000	$480,000	—
Mr. R. Kenny	$325,000	$325,000	—
Mr. Moser	$325,000	N/A	N/A
Mr. G. Kenny	$900,000	$900,000	—

The 2015 base salaries for each of our NEOs are consistent with our compensation philosophy and were generally near the low end or below the competitive range (i.e., +/- 15% of market median) as compared to our comparator peer group and compensation survey data.

Annual Incentive Awards. Each executive officer’s target annual incentive opportunity is based on job responsibilities, alignment with internally comparable positions and peer company market data. When determining the actual annual incentive award payable to each executive officer, the Compensation Committee considers both business and individual performance. If performance with respect to a specific measure is above or below target, the actual payout will be above or below the target annual incentive opportunity for that measure. The graphic below illustrates the weighting of performance metrics for each NEO.

Target Annual Incentive Opportunity	×	Business Performance (weighted 80%)	+	Individual Performance (weighted 20%)	=	Annual Incentive Award

Award levels at target under the AIP are generally above market median levels, but within the competitive range, as determined by reference to our comparator peer group and compensation survey data, with the opportunity to earn more or less depending on actual financial performance of the Company and individual performance. For 2015, the Compensation Committee determined to maintain the target AIP levels for all of the NEOs.

2015 AIP Performance Measures and Weightings

Consistent with the 2014 AIP, executive officers continued to be evaluated based on: (i) adjusted EBITDA, a strong indicator of overall operating performance; (ii) cash conversion cycle days, or CCCD, which is an efficient measure of inventory-to-cash conversion; and (iii) individual strategic measures, which are strategic initiatives tailored to each executive officer’s unique focus areas. Two new performance measures were introduced in 2015 as additional ways to gauge performance: (i) return on invested capital, or ROIC, which shows asset efficiency and optimization; and (ii) successful execution on the divestiture program announced in 2014, including initiatives related to the management and disposal of entities in the Asia Pacific and Africa regions, which we refer to as the Discontinued Operations measure. Overall, the performance goals were designed to reward executives for achieving targeted financial results and key strategic initiatives that will better position the Company for the future.

The following table sets forth the weightings assigned to each performance measure under the 2015 AIP for each NEO. The performance weightings assigned to each executive were intended to balance the importance of achieving key corporate and regional financial metrics with the individual strategic measures necessary to position the Company for the future.

	Performance Measures and Weightings
	Corporate				Regional		Individual
Name	Adjusted EBITDA	CCCD	ROIC	Discontinued Operations	Adjusted EBITDA	CCCD	By Executive
Mr. McDonnell	40%	10%	10%	20%	—	—	20%
Mr. Robinson	40%	10%	10%	20%	—	—	20%
Mr. Lampert (1)	15%	7.5%	7.5%	—	35%	15%	20%
Mr. R. Kenny	15%	7.5%	7.5%	—	35%	15%	20%
Mr. Moser	40%	10%	10%	20%	—	—	20%
Mr. G. Kenny	40%	10%	10%	20%	—	—	20%
(1)

The weightings at target for regional level measures for Mr. Lampert were further divided as follows: adjusted EBITDA 24.5% and CCCD 10.5% for North America and adjusted EBITDA 10.5% and CCCD 4.5% for Latin America (excluding Venezuela).

Business Performance Targets and Results. In determining annual incentive awards for 2015, the Compensation Committee considered actual Company performance against the pre-established performance targets noted in the table below. The performance targets were set at levels necessary to meet or exceed the financial goals of our 2015 business plan to ensure the performance targets are challenging and our executive officers are motivated to deliver on our financial goals.

Performance Measure	Adjusted EBITDA (1) ($ in millions)				CCCD (2)				ROIC (1)				Discontinued Operations
Performance Target	Thres hold	Target	Max	Actual	Thres hold	Target	Max	Actual	Thres hold	Target	Max	Actual	Thres hold	Target	Max	Actual
Corporate - Level
Corporate (3)	$203	$241	$293	$264	101	96	91	96	4.8%	6.5%	8.7%	7.7%	“Below”	“Meet”	“Exceed”	“Meet”
Regional - Level
North America	$138	$168	$205	$178	111	106	101	101	N/A
Latin America (4)	$28	$32	$40	(5)	113	108	103	(5)
Europe	$37	$41	$48	$73	63	58	53	59
(1)

Adjusted EBITDA and ROIC are non-GAAP financial measures. For purposes of the AIP, “adjusted EBITDA” is defined as: operating income plus depreciation and amortization, with operating income being adjusted for extraordinary, nonrecurring or unusual charges and other certain items, and ROIC is defined as net operating profit after tax divided by the 13 point average of invested capital. For a reconciliation of adjusted EBITDA, please refer to Exhibit A to this Proxy Statement.

(2)	Cash Conversion Cycle Days, or CCCD, is defined as days inventory outstanding plus days sales outstanding minus days payable outstanding.
(3)	Excludes Venezuela.
(4)	Excludes Venezuela.
(5)	Actual results were below the threshold performance metric.

Individual Performance. In determining annual incentive awards for 2015, the Compensation Committee considered the Company’s performance against the pre-established performance targets noted above and the following individual accomplishments by the NEOs, other than Mr. McDonnell, who joined the Company in July 2015 as President and CEO and whose annual incentive award was determined by the Committee based on a holistic assessment of the Company’s performance and his leadership and delivery on the Company’s strategic initiatives since assuming the CEO role. Overall, it was the view of the Committee that Mr. McDonnell had an extremely productive first six months as CEO.

•

Mr. Robinson: During 2015, Mr. Robinson’s leadership was critical in progressing the Company’s strategic restructuring and divestiture initiatives. Restructuring programs announced in 2014 were substantially completed during 2015 and remain on track to generate annual cost savings of $80 to $100 million per year beginning in 2016, and continued progress was made during 2015 under the Company’s divestiture program to simplify the Company’s geographic portfolio and reduce organizational complexity, which has generated proceeds of $176 million to date from sales of operations in Asia Pacific and Africa. Mr. Robinson remained focused on improving return on invested capital and generating cash flow through more efficient working capital management and continued tight controls over capital allocation and structure. This resulted in improved returns on invested capital over 2014 and a reduction in net debt and net leverage from the end of 2014.

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Mr. Lampert: Mr. Lampert led the Company’s North America business to strong financial and operational performance in 2015, achieving financial results in excess of the regional performance targets for North America, and continued to navigate the Company’s Latin America business through challenging political and macro conditions in many parts of the region. Mr. Lampert’s annual incentive award reflects his contributions relative to the Company’s performance on the corporate financial measures, the overperformance on the North America regional measures, and his responsibility for the Latin America region, where performance was below threshold.

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Mr. R. Kenny: Mr. Kenny’s leadership was paramount to General Cable Europe’s delivery of solid results in 2015. Mr. Kenny remained focused on driving improvements to systems and operations in Europe, while taking on leadership of the Company’s Africa region in April 2015, where he instituted measures to maintain and improve working capital efficiency and continued to drive a sales process consistent with the Company’s divestiture program. Mr. Kenny’s annual incentive award reflects his contributions relative to the Company’s performance on the corporate financial measures, the performance on the Europe regional measures, and his expanded responsibilities and contributions with respect to the Company’s Africa region.

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Mr. Moser: Mr. Moser was named General Counsel in January 2015 and has been instrumental in effectively managing and advancing significant legal matters toward conclusion. Mr. Moser remained focused on increasing the quality, efficiency and delivery of legal services around the globe by leveraging technology and enhancing systems and processes for the acquisition, analysis, and delivery of legal services, which has resulted in improved service levels and substantial year-over-year savings.

•	Mr. G. Kenny: Mr. Kenny, who retired in June 2015, worked closely with the Board and Mr. McDonnell to ensure and support a seamless transition of the President and Chief Executive Officer position.

Overall Results. The following table summarizes the actual annual incentive awards paid to the NEOs under the 2015 AIP. Awards are based on 2015 business and individual performance in the context of the target annual incentive opportunity and the potential range of payouts.

Name	Target AIP Award	Range of Potential Payouts Based on Business and Individual Results	Actual AIP Award	Actual AIP Award as a % of Target
Mr. McDonnell (1)	$462,500	0 - 925,000	$637,862	138%
Mr. Robinson	$460,000	0 - 920,000	$597,614	130%
Mr. Lampert	$460,000	0 - 920,000	$541,090	118%
Mr. R. Kenny	$300,000	0 - 600,000	$477,417	159%
Mr. Moser	$225,000	0 - 450,000	$312,561	139%
Mr. G. Kenny (2)	$625,000	0 - 1,250,000	$768,226	123%

(1)	The target AIP award for Mr. McDonnell reflects the pro-rated amount of his annual AIP target based on his July 1 start date.
(2)	The target AIP award for Mr. G. Kenny reflects the pro-rated amount of his annual AIP target based on his June 30, 2015 retirement.

Long-Term Incentives

Long-term incentive awards are granted to our executive officers under our 2005 Plan approved by our stockholders in 2005, and again in 2015 in connection with approval of the Amended Stock Incentive Plan. The target value for each long-term incentive award for each executive officer is determined by our Compensation Committee taking into consideration our Company’s performance in the past year and the contributions made by our executive officers as a whole, within the context of market practices.

Each year, our Compensation Committee, with input from its compensation consultant, reviews the relative long-term equity and cash incentive mix for our executive officers and makes a final determination. For 2015, our Compensation Committee determined that the long-term incentive award should be comprised of an equal mix of RSUs, PSUs and cash awards. Our Compensation Committee determined that this mix would be an effective balance of providing a meaningful level of retention and emphasizing direct performance linkage while alleviating share usage given the limited number of shares remaining in our equity pool.

The amount of each type of long-term incentive award that each executive received in 2015 is outlined in the table below.

Name	Target Total LTI ($)	RSUs (#)	Target PSUs (#)	Cash LTI ($)	Stock Options (#)
Mr. McDonnell (1)	$7,000,000	124,254	124,254	—	352,087
Mr. Robinson	$1,450,000	36,170	36,170	$483,333	—
Mr. Lampert	$1,450,000	36,170	36,170	$483,333	—
Mr. R. Kenny	$750,000	18,710	18,710	$250,000	—
Mr. Moser	$550,000	13,720	13,720	$183,333	—
Mr. G. Kenny	$3,750,000	93,550	93,550	$1,250,000	—

(1)	Mr. McDonnell joined the Company in July 2015 as President and CEO.

Vesting

Cash LTI and RSU Awards. Cash LTI and RSU Awards vest in equal installments over a three-year period commencing December 31, 2015, provided that the executive officer remains employed with the Company and if the adjusted EBITDA divided by $100 million is greater than 1 for that year. The Compensation Committee believes that the adjusted EBITDA performance metric will provide a meaningful and rigorous indicator of financial soundness for purposes of vesting of long-term incentive awards. If any portion does not vest, it is carried forward to the next year, where vesting is again contingent on the executive’s continued employment and the adjusted EBITDA performance threshold. The performance goal was satisfied for the 2015 calendar year. If the executive officer retires during the vesting period, he will be eligible to receive a prorated portion of the Cash LTI Award, subject to the Company achieving the adjusted EBITDA performance objective. In addition, the Cash LTI Award will become fully vested upon the executive officer’s death or disability or a change in control of the Company.

Stock Options. The stock options granted to Mr. McDonnell when he joined the Company as President and CEO in July 2015 vest in three equal annual installments beginning July 2016.

PSUs. PSUs granted in 2015 vest only if the Company meets two cumulative three-year performance metrics: relative total shareholder return (“RTSR”) and return on invested capital (“ROIC”), with assigned weightings of 50% and 50%, respectively. The Compensation Committee determined that RTSR and ROIC provide the best balance between outperformance and absolute performance, while strengthening the alignment of long-term incentive payments with shareholder value creation and capital efficiency.

RTSR is measured by ranking General Cable’s 3-year stock price return to the companies in our comparator peer group. The Compensation Committee selected, with the assistance of Hay Group, the S&P 1500 Capital Goods Index to use as the comparator group because that Index reflects companies with businesses and business cycles similar to the Company. Therefore, the companies within such Index should be similarly affected by relevant market and industry conditions. Our RTSR performance will be assessed against the S&P 1500 Capital Goods Index at the end of each performance period. The RTSR performance percentiles were adopted by the Compensation Committee based on their assessment that such percentiles reflect market competitive long-term incentive pay practices, as well as meaningful levels of relative performance that warrant PSU payouts at threshold, target and maximum levels. ROIC measures how effectively we manage capital invested in our operations.

At the beginning of the performance period, threshold, target, and maximum ROIC goals were set by the Compensation Committee based on General Cable’s business outlook and market conditions at that time. The performance period commenced on January 1, 2015, and ends on December 31, 2017. Based on the performance at the end of the three-year period, our NEOs may earn less or more than the target award granted in 2015. The two performance metrics operate independently. RTSR performance below the 30th percentile of our performance peer group, or ROIC performance below 6%, will result in 0% payout for each metric. The maximum payout for each metric is 200%. Limitations on the PSUs subject to the RTSR performance metric dictate that, if General Cable’s total shareholder return over the period is negative, the maximum amount earned shall be capped at target. As a result, even if General Cable’s relative three-year total shareholder return is ranked at the top of its performance comparator group, but is negative on an absolute basis, our NEOs would only earn target amounts on the RTSR portion of the PSUs.

The following table sets forth the percentage of PSUs which will vest at the end of the three-year performance period based on the level of performance under both performance metrics. If the performance thresholds are met, grants are denominated and settled in shares of General Cable common stock. The targets set forth below were set for compensation purposes only and do not constitute, and should not be viewed as, management’s projection of future results.

	<Minimum	Minimum	Target	Maximum

RTSR(1)	Less than 30th Percentile	30th Percentile	50th Percentile	75th Percentile or Above
Vested Percent of RTSR Units	0%	50%	100%	200%

ROIC(2)	Less than 6%	6%	7%	8% or Above
Vested Percent of ROIC Units	0%	50%	100%	200%

(1)

The 2015 PSUs defined RTSR as the Company’s average total shareholder return for each performance period in comparison to the average total shareholder return for the S&P 1500 Capital Goods Index for each performance period. Total shareholder return was defined as (a) the difference between the average trading price of one share of the Company’s common stock as reflected on the New York Stock Exchange for (i) the 30 day period preceding the first day of the performance period and (ii) the 30 day period preceding the last day of the performance period, divided by (b) the average trading price of one share of the Company’s common stock as reflected on the New York Stock Exchange for the 30 day period preceding the first day of the performance period.

(2)

The 2015 PSUs defined ROIC as net operating profit after tax divided by invested capital. Net operating profit after tax will be adjusted for extraordinary, nonrecurring or unusual charges and other certain items.

Compensation Recoupment Policy

In December 2011, our Board of Directors adopted an incentive compensation recoupment policy (“Clawback Policy”) that allows us to recover incentive-based compensation from our executive officers in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws or from executive officers or key employees if the individual materially violates our Code of Ethics. Upon the restatement of our financial statements due to material noncompliance, our Board of Directors may, to the fullest extent permitted by law, require each current and former executive officer to reimburse us for any amount paid within the last thirty-six (36) months in excess of the amounts that would have been paid under our restated financial statements. In the event of a material violation of our Code of Ethics by an executive officer or key employee, our Board of Directors can recover any incentive-based compensation paid to such individual within the last twelve (12) months. Our Board of Directors has the sole discretion to determine the form and timing of the recovery, which may include repayment and an adjustment to future incentive-based compensation payouts or grants. The remedies under our Clawback Policy are in addition to, and not in lieu of, any legal and equitable claims we may have or any actions imposed by law enforcement agencies, regulators or other authorities. Our Clawback Policy was effective and applies to all incentive-based compensation payouts or grants, including grants, awards or amounts paid under the AIP or 2005 Plan, after January 1, 2012.

Accounting Considerations

The accounting standards applicable to the various forms of long-term incentive plans under FASB ASC Topic 718 (formerly FASB Statement 123R) is one factor that the Compensation Committee and we consider in the design of our long-term equity incentive programs. The Compensation Committee and the Company monitor FASB ASC Topic 718 expense, but expense will not be the most important factor in making decisions about our long-term incentive plans.

Deductibility of Executive Compensation

Our Compensation Committee takes into account the tax impact of material provisions of and changes to our executive compensation program and discusses such matters periodically during the year. Generally, we realize a tax deduction upon the payment of compensation to the executive officer. In general, our policy is to optimize the tax deductibility of executive compensation so long as deductibility is consistent with more important objectives (as determined by the Compensation Committee, in the exercise of its business judgment) of maintaining competitive, motivational performance-based compensation that is aligned with stockholder interests and retaining executive officers. Accordingly, the Compensation Committee may, in the exercise of such discretion, approve the payment of compensation regardless of its deductibility.

Retirement Plans and Other Company Benefits

Our U.S.-based NEOs participate in the full range and scope of retirement and welfare and other plans as all other U.S.-based employees of General Cable do, except as noted below. In this area, as in other aspects of our compensation program, we target these types of benefits to be competitive within the relevant market identified.

Retirement Benefits. General Cable and our subsidiaries sponsor Retirement and Savings Plans (“Retirement Plans”) for salaried and hourly employees in the United States. The Retirement Plans are tax-qualified, defined contribution plans under which fixed contributions are made for the account of each participating employee each year. For salaried employees, under the retirement component, a contribution of four percent of eligible compensation is made, and under the savings or 401(k) component, a matching contribution is made in the amount of two percent of eligible compensation so long as the employee has contributed at least four percent of compensation through our payroll deduction program. The federal statutory limit for eligible compensation in 2015 was $265,000. These contribution and matching percentages are intended to reflect competitive market terms and conditions for plans of this type. Participating employees may direct the investment of Company and individual contributions into one or more of the investment options offered by the Retirement Plans.

General Cable and our subsidiaries also maintain the DCP, which permits deferral of salary, incentive bonuses, and stock awards by U.S.-based participants, including our U.S.-based NEOs. We offer the DCP because it allows us to have a more competitive benefits program. In 2007, we combined this plan with the BEP and our former Supplemental Executive Retirement Plan (“SERP”). The BEP is designed to make up benefits on certain wages, which are not eligible for Company matching or retirement contributions because of Internal Revenue Service limits on inclusion of these amounts in our Retirement Plans. The BEP has investment options and vesting requirements similar to the Retirement Plans. The SERP was adopted in 2000 in which a limited number of key managers, including certain of our NEOs, participated. In 2007, benefit accruals under the SERP were frozen and converted to an account balance plan subject to vesting to better align our total retirement related benefits with the objectives of these plans and their costs. The value of accounts of our eligible NEOs from the SERP is included in the DCP. Participants may receive their vested benefits under the Retirement Plans and the DCP on termination or retirement.

Until his retirement on June 30, 2015, Mr. G. Kenny was a participant in the Retirement Income Guarantee Plan (“RIGP”) established by General Cable’s predecessor. RIGP benefits are principally funded under the General Cable Master Pension Plan, a qualified defined benefit plan. Benefit accruals under the RIGP were frozen in 1993. Under the RIGP, a target benefit is calculated using pay and service through 1993 and adjusted for certain defined contribution account balances. In prior years, these defined contribution accounts provided projected balances in excess of the target benefit for Mr. G. Kenny, the only current NEO eligible for this benefit. In connection with Mr. G. Kenny’s retirement, he received a qualified benefit of $20,319 from the RIGP.

Other Benefits. We believe that our employee benefit plans, including retirement plans, deferred compensation, perquisites and welfare plans, are of the type commonly offered by other employers. These benefits form part of our compensation philosophy and we continue to offer them because we believe they are necessary in order to attract, motivate, and retain talented executive officers.

Severance and Change-in-Control Arrangements

Mr. R. Kenny’s Employee Secondment Offer Letter, which is described more fully on page 44, provides that if Mr. R. Kenny’s secondment/employment is terminated by the Company for reasons other than cause, Mr. R. Kenny shall be entitled to repatriation to his home country. None of our other NEOs has an employment agreement which provides for severance benefits or a change in control agreement. Our NEOs may be eligible for post-employment payments and benefits in certain circumstances upon termination or a change in control of the Company. These post-employment payments and benefits arise under the Severance Plan, the General Cable Corporation 2014 Executive Officer Severance Benefit Plan (the “2014 Severance Plan”) and the equity plans. These potential severance benefits are discussed under “Change in Control and Other Post-Employment Payments and Benefits” beginning at page 42.

Stock Ownership Guidelines

Consistent with our executive compensation philosophy and the principle of aligning executive and stockholder interests, we require our executive officers to maintain minimum ownership levels of General Cable common stock. The following Stock Ownership Guidelines were established by our Board in 2005 and amended in December 2010.

Executive	Ownership Multiple of Base Salary
Chief Executive Officer	6 times
Chief Financial Officer	3 times
Other Executive Officers	3 times

The stock ownership requirements are measured annually on the last day of the calendar year unless our Board determines otherwise. For purposes of the measurement, the individual’s stock ownership is valued based on the average daily closing price of our common stock during the prior thirty-six (36) full calendar months. All of our executive officers must comply with these ownership requirements within five (5) years from their appointment as an executive officer, and all of our executives are in compliance with these Guidelines as of December 31, 2015.

Prohibition on Pledging & Hedging

Employees of the Company, including executive officers, are prohibited from: (1) engaging in short sales of Company securities; or (2) engaging in transactions in puts, calls or other derivative securities designed to hedge or offset any decrease in the market value of the Company’s equity securities, on an exchange or in any other organized market. Executive officers and directors are also prohibited from pledging Company securities.

2015 Say on Pay Vote

Consistent with our pay for performance culture, our Compensation Committee annually reviews our executive compensation program to ensure it addresses our human resource needs and reflects our corporate culture, which includes our values and the way we operate our business. As part of our annual review, our Compensation Committee also considered the voting results on our executive compensation proposal at our Annual Meeting of Stockholders held in May 2015. Our stockholders affirmed their support of our executive compensation program in 2015 by casting 89.57 percent of the votes in favor of our NEOs’ compensation. As this approval rate was up from the prior year’s 78.61 percent approval rate, our Compensation Committee considered this change when evaluating our 2015 executive compensation program and establishing our 2016 program. Our Compensation Committee has considered and intends to continue considering the voting results on future executive compensation programs as it makes future executive compensation decisions.

Forward Looking Statements

The information discussed in our Compensation Discussion and Analysis contains statements regarding future individual and Company performance measures, targets, and other goals. These goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section appearing in this Proxy Statement with the Company’s management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be incorporated by reference into General Cable’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and included in this Proxy Statement.

Compensation Committee

Craig P. Omtvedt, Chair

Gregory E. Lawton

Patrick M. Prevost

OTHER COMPENSATION COMMITTEE MATTERS

Compensation Committee Interlocks and Insider Participation

During fiscal 2015, the Compensation Committee consisted of Craig P. Omtvedt, Gregory E. Lawton and Patrick M. Prevost. No person who served as a member of the Compensation Committee during fiscal 2015 was a current or former officer or employee of the Company, or engaged in certain transactions with us required to be disclosed as “related person transactions” under regulations of the SEC. There were no compensation committee “interlocks” during fiscal 2015, which generally means that none of our executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as a member of the Board or as a member of the Compensation Committee.

Risk Assessment of Compensation Programs

The Compensation Committee oversees management’s annual assessment of the company’s compensation programs. At its March 2016 meeting, the Compensation Committee and the Committee’s independent compensation consultant reviewed the results of the 2015 annual compensation risk assessment and concurred with management’s conclusion that the company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. This risk assessment included reviewing the design and operation of our compensation programs, identifying and evaluating situations or compensation elements that could raise more significant risks and evaluating other controls and processes designed to identify and manage risk.

EXECUTIVE COMPENSATION: COMPENSATION TABLES

Summary Compensation Table

The following table sets forth summary information relating to all compensation awarded to, earned by or paid to the individuals listed in the table below, collectively referred to as our “named executive officers,” for all services rendered in all capacities to us and our subsidiaries during the fiscal years noted below.

Name and Principal Position	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (6)	Total ($)
Michael T. McDonnell (1) President and Chief Executive Officer	2015	462,500	500,000	5,656,663	1,999,995	637,862	31,413	9,288,433
Brian J. Robinson Executive Vice President and Chief Financial Officer	2015 2014 2013	480,000 480,000 440,019	— — —	956,154 1,606,478 317,160	— — 1,117,218	758,725 161,000 61,180	54,450 48,461 42,391	2,249,329 2,295,939 1,977,968
Gregory J. Lampert Executive Vice President and Chief Executive Officer, General Cable Americas	2015 2014 2013	480,000 476,538 442,692	— — —	956,154 1,606,478 317,160	— — 1,117,218	702,201 177,704 59,850	55,619 48,173 53,700	2,193,974 2,308,893 1,990,620
Robert D. Kenny Executive Vice President, President and Chief Executive Officer, General Cable Europe and Africa	2015 2014	325,000 283,538	— —	494,599 486,149	— —	560,750 100,205	135,530 112,236	1,515,879 982,128
Emerson C. Moser Senior Vice President, General Counsel and Corporate Secretary	2015	315,205	—	362,688	—	373,672	22,906	1,074,471
Gregory B. Kenny (1) Former President and Chief Executive Officer	2015 2014 2013	450,000 900,000 900,000	— — —	2,472,995 4,154,105 845,760	— — 2,942,007	976,559 250,000 166,250	196,758 103,331 112,106	4,096,312 5,407,436 4,966,123

(1)	Mr. McDonnell was hired by the Company as its President and CEO effective as of July 1, 2015. Mr. G. Kenny retired effective as of June 30, 2015.
(2)	Reflects the sign-on bonus Mr. McDonnell received in connection with his hire.
(3)

Represents the aggregate grant date fair value of the RSUs and PSUs granted in 2015 determined in accordance with FASB ASC Topic 718. For this purpose, the probable outcome was assumed to be at the target level attainment. We calculated the estimated fair value of the PSUs with the performance condition tied to ROIC and the RSUs by using the closing price per share of our common stock on the grant date. The estimated fair value of the PSUs with the performance condition tied to RTSR granted on February 5, 2015 was calculated using the simulated fair value per share of our common stock of $14.62 based on the application of a Monte Carlo simulation model. The estimated fair value of Mr. McDonnell’s PSUs with the performance condition tied to RTSR granted on July 1, 2015 was calculated using the simulated fair value per share of our common stock of $32.10 based on the application of a Monte Carlo simulation model. See also Note 15 of the Notes to the Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2015.

The table below shows the grant date fair value of the RSUs and PSUs granted in 2015 based on the probable outcome of the performance measures. Under FASB ASC Topic 718, the RTSR metric applicable to a portion of the PSUs is a market condition and not a performance condition. Accordingly, there is not a grant date fair value below or in excess of the amounts reflected in the table above that could be calculated and disclosed based on achievement of market conditions and this portion is reflected at target.

Name	Grant Date Fair Value of 2015 RSUs ($)	Grant Date Fair Value of 2015 PSUs ($)	Value of 2015 PSUs at Probable Performance Level (a) ($)
Mr. McDonnell	2,441,591	3,215,072	4,435,868
Mr. Robinson	461,168	494,986	725,570
Mr. Lampert	461,168	494,986	725,570
Mr. R. Kenny	238,553	256,046	375,323
Mr. Moser	174,930	187,758	275,223
Mr. G. Kenny	1,192,763	1,280,232	1,876,613

(a)

Represents the sum of (i) the grant date fair value of the portion of the PSU with the RTSR metric and (ii) the grant date value of the portion of the PSU with the ROIC metric assuming maximum performance (200% of target).

(4)

Represents the aggregate grant date fair value of the stock options awarded to Mr. McDonnell in connection with his hire determined in accordance with FASB ASC Topic 718. See also Note 15 of the Notes to the Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(5)	Consists of amounts earned under the 2015 AIP and the earned portion of the long-term cash award that vested based on 2015 performance, in the following amounts.

Name	2015 AIP Payout ($)	2015 LTI Cash Payout ($)
Mr. McDonnell	637,862	—
Mr. Robinson	597,614	161,111
Mr. Lampert	541,090	161,111
Mr. R. Kenny	477,417	83,333
Mr. Moser	312,561	61,111
Mr. G. Kenny	768,226	208,333

Mr. McDonnell joined the Company as President and CEO in July 2015 and received an LTI grant denominated entirely in equity. His 2015 AIP award was prorated to reflect his July 2015 start date. Mr. G. Kenny’s 2015 AIP and LTI Cash payouts were prorated based on his June 30, 2015 retirement.

(6)	“All Other Compensation” column in 2015 included the following:

Name	Contributions to Retirement Plan ($)	Company Contribution to BEP (a) ($)	Perquisites (b) ($)	Value of Life Insurance Premiums (c) ($)	Relocation (d) ($)	Consulting Fees (e) ($)	Total ($)
Mr. McDonnell	5,300	—	—	1,468	24,645	—	31,413
Mr. Robinson	15,900	22,560	15,000	990	—	—	54,450
Mr. Lampert	15,900	23,562	15,000	1,157	—	—	55,619
Mr. R. Kenny	15,900	9,612	108,258	1,760	—	—	135,530
Mr. Moser	15,900	6,404	—	602	—	—	22,906
Mr. G. Kenny	15,900	11,515	17,500	1,843	—	150,000	196,758

(a)	Represents contributions to our NEOs under the BEP component of the DCP. Mr. McDonnell is ineligible to receive a BEP contribution until after one year of service.

(b)

Represents: (i) for each of Messrs. Robinson, Lampert and G. Kenny, the payment of a fixed payment perquisite (which was discontinued beginning in 2016); (ii) for Mr. R. Kenny, the payment of overseas housing of $69,319; use of a company vehicle of $5,399; and tax equalization and gross up of $8,283 and 25,257, respectively.

(c)	Represents an amount of imputed income from Company provided life insurance coverage.
(d)	Represents relocation expenses and related tax gross up for Mr. McDonnell related to his hiring and relocation, consistent with the Company’s executive relocation policy.
(e)

Represents fees paid to Mr. G. Kenny pursuant to the Consulting Services Agreement entered into on June 29, 2015, providing for transition and advisory services following his retirement as President and CEO and a member of the Board. Mr. G. Kenny received $25,000 per month during the consulting period, which ended on December 31, 2015. See page 32 for additional information regarding Mr. G. Kenny’s retirement.

Grants of Plan-Based Awards During Fiscal Year 2015 Table

The following table details the grants of plan-based awards to our NEOs in 2015.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards (3) ($)
Mr. McDonnell		231,250	462,500	925,000
	7/1/15							352,087	19.65	1,999,995
	7/1/15				—	124,254	—			2,441,591
	7/1/15				62,127	124,254	248,508			3,215,072
Mr. Robinson		230,000	460,000	920,000
	2/5/15		483,333
	2/5/15				—	36,170	—			461,168
	2/5/15				18,085	36,170	72,340			494,986
Mr. Lampert		230,000	460,000	920,000
	2/5/15	—	483,333	—
	2/5/15				—	36,170	—			461,168
	2/5/15				18,085	36,170	72,340			494,986
Mr. R. Kenny		150,000	300,000	600,000
	2/5/15	—	250,000	—
	2/5/15				—	18,710	—			238,553
	2/5/15				9,355	18,710	37,420			256,046
Mr. Moser		112,500	225,000	450,000
	2/5/15	—	183,333	—
	2/5/15				—	13,720	—			174,930
	2/5/15				6,860	13,720	27,440			187,758
Mr. G. Kenny		625,000	1,250,000	2,500,000
	2/5/15		1,250,000
	2/5/15				—	93,550	—			1,192,763
	2/5/15				46,775	93,550	187,100			1,280,232

(1)

Represents the potential 2015 AIP awards and, for each of the NEOs other than Mr. McDonnell, the target value of the long-term incentive cash awards granted in 2015. Actual amounts earned in 2015 by our NEOs are reflected in the Summary Compensation Table. See page 29 for more information on the 2015 AIP awards and long-term incentive cash awards, including the applicable performance conditions.

(2)

Represents RSUs and PSUs. There are no threshold or maximum future payouts under the RSU awards. The RSUs and PSUs granted to NEOs in 2015 are subject to vesting and performance conditions described on pages 29-31.

(3)	Reflects the grant date fair value, as determined in accordance with FASB ASC Topic 718, of each equity award listed in the table. See footnotes 3 and 4 to the Summary Compensation Table.

Outstanding Equity Awards at December 31, 2015

The following table provides information with respect to outstanding awards held by each of our NEOs as of December 31, 2015.

	OPTION AWARDS					STOCK AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Grant Date		Number of Shares or Units of Stock that Have not Vested (3) (#)	Market Value of Shares or Units of Stock that Have not Vested (4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4) ($)
Mr. McDonnell	07/01/2015	—	352,087	19.65	07/01/2025	07/01/2015				82,836	1,112,487
						07/01/2015	(5)			248,508	3,337,462
Mr. Robinson	02/07/2006	2,410	—	22.97	02/07/2016	02/09/2011				24,000	322,320
	02/14/2007	3,205	—	50.68	02/14/2017	02/09/2012				8,000	107,440
	02/13/2008	21,580	—	64.51	02/13/2018	03/18/2013				9,000	120,870
	02/11/2009	60,000	—	19.59	02/11/2019	02/13/2014				8,290	111,335
	02/12/2010	31,000	—	24.44	02/12/2020	02/13/2014	(5)			24,870	334,004
	02/09/2011	30,000	—	42.87	02/09/2021	02/05/2015				24,114	323,851
	02/09/2012	47,000	—	32.50	02/09/2022	02/05/2015	(5)			72,340	971,526
	03/18/2013	40,000	20,000	35.24	03/18/2023
Mr. Lampert	02/07/2006	3,480	—	22.97	02/07/2016	02/09/2011				5,000	67,150
	02/14/2007	3,016	—	50.68	02/14/2017	02/09/2012				8,000	107,440
	11/05/2007	20,284	—	69.29	11/05/2017	03/18/2013				9,000	120,870
	02/11/2009	60,000	—	19.59	02/11/2019	02/13/2014				8,290	111,335
	02/12/2010	31,000	—	24.44	02/12/2020	02/13/2014	(5)			24,870	334,004
	02/09/2011	30,000	—	42.87	02/09/2021	02/05/2015				24,114	323,851
	02/09/2012	47,000	—	32.50	02/09/2022	02/05/2015	(5)			72,340	971,526
	03/18/2013	40,000	20,000	35.24	03/18/2023
Mr. R. Kenny	03/11/2008	3,100	—	58.03	03/11/2018	03/18/2013		4,800	64,464
						02/13/2014		3,333	44,762
						08/01/2014				2,137	28,700
						08/01/2014	(5)			6,410	86,086
						02/05/2015				12,474	167,526
						02/05/2015	(5)			37,420	502,551
Mr. Moser						03/18/2013		2,500	33,575
						02/13/2014		2,666	35,804
						06/10/2014		2,580	34,649
						02/05/2015				9,147	122,844
						02/05/2015	(5)			27,440	368,519
Mr. G. Kenny (2)	02/07/2006	28,896	—	22.97	02/07/2016	2/9/2011				14,733	197,864
	02/14/2007	28,725	—	50.68	02/14/2017	2/9/2012				19,600	263,228
	02/13/2008	68,560	—	64.51	02/13/2018	3/18/2013				10,800	145,044
	02/11/2009	180,000	—	19.59	06/30/2018	2/13/2014				16,078	215,928
	02/12/2010	108,000	—	24.44	06/30/2018	2/5/2015	(5)			31,184	418,801
	02/09/2011	109,000	—	42.87	06/30/2018
	02/09/2012	171,000	—	32.50	06/30/2018
	03/18/2013	158,000	—	35.24	06/30/2018

(1)	Unvested stock options vest ratably over three years.

(2)

Due to Mr. G. Kenny’s retirement on June 30, 2015, his RSU grants dated February 9, 2011, February 9, 2012 and March 18, 2013 received accelerated vesting, dependent upon certain performance measures of the company. On February 9, 2016, the Board certified such results and these grants were distributed, prorata based on service from the date of grant to the date of retirement spread over the original 5 year vesting period and were distributed to him effective February 9, 2016. His remaining stock awards are dependent upon certain performance measures of the company and, once certified by the board after the end of each performance period, will be distributed to Mr. G. Kenny on a prorata basis using service from the date of grant to the date of retirement spread over the original 3 year vesting period.

(3)	The vesting schedule for RSUs and PSUs that have not vested is as follows:

Name	Grant Date	Unvested Shares/Units	Vesting Schedule
Mr. McDonnell	07/01/2015	82,836	(d)
	07/01/2015	248,508	(e)
Mr. Robinson	02/09/2011	24,000	(a)
	02/09/2012	8,000	(a)
	03/18/2013	9,000	(a)
	02/13/2014	8,290	(b)
	02/13/2014	24,870	(c)
	02/05/2015	24,114	(d)
	02/05/2015	72,340	(e)
Mr. Lampert	02/09/2011	5,000	(a)
	02/09/2012	8,000	(a)
	03/18/2013	9,000	(a)
	02/13/2014	8,290	(b)
	02/13/2014	24,870	(c)
	02/05/2015	24,114	(d)
	02/05/2015	72,340	(e)
Mr. R. Kenny	03/18/2013	4,800	(g)
	02/13/2014	3,333	(f)
	08/01/2014	2,137	(b)
	08/01/2014	6,410	(c)
	02/05/2015	12,474	(d)
	02/05/2015	37,420	(e)
Mr. Moser	03/18/2013	2,500	(g)
	02/13/2014	2,666	(f)
	06/10/2014	2,580	(f)
	02/05/2015	9,147	(d)
	02/05/2015	27,440	(e)
Mr. G. Kenny	2/9/2011	14,733	(a)
	2/9/2012	19,600	(a)
	3/18/2013	10,800	(a)
	2/13/2014	16,078	(c)
	2/5/2015	31,184	(e)

(a)	RSUs vest five years from date of grant subject to certification of certain performance conditions.
(b)

RSUs vest 1/3 each year beginning December 31, 2014; the vesting is contingent upon certification by the Compensation Committee that the applicable performance condition has been achieved. The performance condition operates on a rolling basis with a catch-up feature for each vesting tranche. 1/3 of such RSUs vested December 31, 2014 and were settled in February 2015 and are not included in this table. 1/3 of such RSUs vested on December 31, 2015 and were settled in February 2016 and are not included in this table.

(c)	PSUs vest in 2016 pending certification of certain performance conditions applicable to the fiscal 2014-2016 performance period.
(d)	RSUs vest 1/3 each year beginning December 31, 2015; the vesting is contingent upon certification by the Compensation Committee that the applicable performance condition has been achieved. The performance condition operates on a rolling basis with a catch-up feature for each vesting tranche. 1/3 of such RSUs vested December 31, 2015 and were settled in February 2016 and are not included in this table.
(e)	PSUs vest in 2017 pending certification of certain performance conditions applicable to the fiscal 2015-2017 performance period.
(f)	RSUs vest 1/3 each year on the anniversary of the date of grant.
(g)	RSUs vest three years from the date of grant.
(4)	Represents the product of the shares and the closing price of our common stock of $13.43 as reported on December 31, 2015.
(5)

Represents PSUs granted in 2014 and 2015. These awards are shown at target and maximum, respectively based on probable outcome of the performance measures. However, the amount, if any, of these awards that will be paid out will depend upon the actual performance over the full performance period and the Compensation Committee’s certification of performance after completion of each of the performance cycles. The 2014 awards include a performance period of January 1, 2014 through December 31, 2016 and the 2015 awards include a performance period of January 1, 2015 through December 31, 2017. The Compensation Committee will certify performance of each cycle before March 15th following each performance period.

Option Exercises and Stock Vested During Fiscal Year 2015

The following table provides information on stock awards that vested for each of our NEOs in 2015.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise(#)	Valued Realized on Exercise ($)	Number of Shares Acquired on Vesting(#)	Valued Realized on Vesting ($)
Mr. McDonnell	—	—	—	—
Mr. Robinson	—	—	6,000	83,340
			44,346	595,767
Mr. Lampert	4,984	28,000	6,000	83,340
			25,346	340,397
Mr. R. Kenny	—	—	4,500	59,985
			1,667	24,005
			8,372	112,436
Mr. Moser	—	—	1,800	23,994
			1,334	19,210
			1,290	25,748
			333	3,993
			4,573	61,415
Mr. G. Kenny	—	—	20,000	277,800
			14,733	197,864
			19,600	263,228
			10,800	145,044
			16,078	215,928
			15,592	209,400

Pension Benefits for 2015

This table shows the pension benefits paid to Mr. G. Kenny who retired in 2015. None of our other NEOs participate in a pension plan.

Name	Number of Years Credited to Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. G. Kenny	11	—	20,319

Narrative Disclosure to Pension Benefits Table

See discussion on page 32 for additional information.

Non-Qualified Deferred Compensation Table for 2015

The following table provides information on benefits for our NEOs under our DCP.

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY (3) ($)	Aggregate Balance at Last FYE (4) ($)
Mr. McDonnell	—	—	—	—	—
Mr. Robinson	—	22,560	(11,166)		657,090
Mr. Lampert	—	23,562	(11,173)		214,247
Mr. R. Kenny	—	9,612	(534)		41,198
Mr. Moser	16,171	6,404	(398)		22,177
Mr. G. Kenny	—	11,515	(496,302)	2,527,189	13,994,717

(1)	Amount shown reflects deferral of a portion of Mr. Moser’s salary for 2015, which is included as Salary in the Summary Compensation Table for 2015.
(2)

Represents the amount of our Company’s contribution for 2015 to the DCP for the BEP component. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table for 2015.

(3)	Represents Mr. G. Kenny’s distribution related to his retirement effective June 30, 2015.
(4)

Includes amounts reported as compensation for our NEOs in the Summary Compensation Table for previous years. Of the DCP balance for Mr. G. Kenny, 31.02 percent represents the value of stock awards received by him over a period of many years that he elected to defer into the DCP. The closing price per share of our common stock as of December 31, 2015 was $13.43.

Narrative Disclosure to Non-Qualified Deferred Compensation Plan Table

The DCP permits key U.S.-based executive officers to elect to defer salary into the DCP on an annual basis before the beginning of each plan year and to elect to defer bonus payments at least six (6) months before the end of each year. With regard to salary and bonuses for years prior to 2012, employee participants were permitted to defer up to 100 percent of net pay after certain mandatory payroll taxes and preauthorized distributions were deducted. Beginning in 2012, employee participants are permitted to defer up to 75 percent of their base salary and 85 percent of their annual cash bonus. The DCP also permits employee participants to defer any stock based awards under the Amended Stock Incentive Plan (and predecessor plans). Deferrals must be made until termination of employment. Cash deferred and dividends paid on deferred shares of stock may be invested in any of the investment vehicles provided under the DCP. Shares of stock representing employee stock awards may not be reinvested into other vehicles, but must remain in the DCP as whole shares and will be distributed as such in accord with distribution elections made by each participant. The DCP assets are held in a “rabbi trust,” and as such, are subject to the claims of general creditors of our Company. Operation of the plan and distributions are also subject to Section 409A of the Code, which imposes procedural (including timing) restrictions on the DCP and on any future changes in distribution elections.

The BEP provides excess benefits that make up benefits on certain wages that are not eligible for contribution under federal IRS limitations relating to our Retirement Plans. Under the BEP component of the DCP, our Company makes discretionary Company matching and Company retirement contributions similar to the matching and retirement contributions made under the Company’s Retirement Plans. BEP contributions are made annually by our Company.

Change in Control and Other Post-Employment Payments and Benefits

Our NEOs may be eligible for post-employment payments and benefits in certain circumstances upon termination or a change in control of our Company. These post-employment payments and benefits arise under the Executive Officer Severance Benefit Plan (“Severance Plan”) or the 2014 Executive Officer Severance Plan (“2014 Severance Plan”). Additionally, all participants, including our NEOs, are entitled to certain payments and benefits upon termination or change in control as specified in our equity plans and grant agreements. The following information describes the payments or benefits that would be available under these plans.

Executive Officer Severance Benefit Plan

The Severance Plan was adopted in December 2007 and amended in December 2014 to provide that an executive who is hired, or first promoted, into a position of Executive Vice President or above on or after August 1, 2014 will not be eligible to participate in the Severance Plan and will instead participate in the 2014 Severance Plan adopted in December 2014. The Severance Plan applies to a U.S. executive holding a position of Executive Vice President or above (prior to August 1, 2014) or to a NEO as of the end of the year immediately prior to their termination date. The 2014 Severance Plan applies to our executive officers who hold a position of Executive Vice President or above or the position of Chief Financial Officer, General Counsel, Chief Human Resources Officer or Chief Compliance Officer and were hired or first promoted into such position on or after August 1, 2014. Each of the Severance Plan and 2014 Severance Plan may be amended or terminated at any time with the approval of our Compensation Committee. However, any amendment or proposed termination following a change in control requires consent of a majority of the employees eligible to participate in the plan at that time.

The Severance Plan and the 2014 Severance Plan provide substantially similar benefits, unless otherwise noted below. Each of the Severance Plan and 2014 Severance Plan provides for severance benefits in case of (i) involuntary termination of employment without change in control and (ii) termination of employment in connection with a change in control as such term is defined in the Severance Plan or 2014 Severance Plan, as applicable. The potential severance benefits upon these termination events are discussed below.

Involuntary Termination without Change in Control. A NEO may be entitled to severance and benefits in the event of an involuntary termination of the executive officer’s employment. An involuntary termination will not include any of the following circumstances:

•	the executive officer is offered or agrees to assume another position with our Company or a successor owner of our Company;

•	the executive officer receives an offer of reemployment with our Company or a successor owner after the executive officer’s termination but before the full payment of severance benefits; and

•	the executive officer’s termination is due to a voluntary termination or resignation, including retirement, death, disability or the failure to return from a leave of absence.

If the executive officer’s involuntary termination qualifies, the severance benefits would be the following:

Chief Executive Officer: two (2) years of base pay and target level bonus under our AIP, a bonus for the year of termination based on relevant performance, continued participation in employer health and life insurance plans or the equivalent premium cost of the employer for two (2) years, and limited outplacement assistance; and

Other Executive Officers: one and one-half (1.5) years of base pay and target level bonus under our AIP, a bonus for the year of termination based on relevant performance, continued participation in employer health and life insurance plans or the equivalent premium cost of the employer for one and one-half (1.5) years, and limited outplacement assistance.

Termination in Connection with Change in Control. In the event of an involuntary termination, including a termination for good reason, in connection with a change in control of General Cable, the Severance Plan and the 2014 Severance Plan operate using what is commonly called a “double trigger.” This means that for the executive officer to receive payments or benefits under the Severance Plan or the 2014 Severance Plan, both a change in control and a triggering event must occur. A change in control is deemed to occur if:

•	any outside person or other entity beneficially owns more than 50 percent of all classes of our capital stock that are normally entitled to vote upon the election of our directors;

•	we sell all or substantially all of our property or assets;

•

we consolidate or merge with a third party whereby persons who were our stockholders immediately before the consolidation or merger together own less than 60 percent of the voting stock of the surviving entity; or

•

our directors who served as such on the effective date of the Severance Plan (January 1, 2008) or 2014 Severance Plan (August 1, 2014), as applicable (the “Incumbent Directors”), no longer constitute a majority of our Board of Directors; however, a subsequently elected director will also be an Incumbent Director if that director’s nomination was supported by at least two-thirds of the then Incumbent Directors.

After a change in control, one of the following events will be considered the second “trigger” that will require us to provide a NEO with specified benefits:

•

if we or our successor terminates the executive officer’s employment without “cause” within twenty-four (24) months (as to our Chief Executive Officer) or eighteen (18) months (as to our other NEOs) after a change in control. “Cause” is generally defined to mean any of the following with respect to an executive officer:

•	willful or continuous neglect of or refusal to perform duties and responsibilities;

•	insubordination, dishonesty, fraud, gross neglect or willful malfeasance by the executive officer in the performance of duties and responsibilities;

•	conviction or entry into a plea of nolo contendere to any felony; and

•	serious violation of our Company rules or regulations.

•	if the executive officer terminates employment for “good reason” within twenty-four (24) months (as to our Chief Executive Officer) or eighteen (18) months (as to our other NEOs) after a change in control. “Good reason” is generally defined to mean the occurrence of any of the following without the executive officer’s consent:

•	any material diminution in the executive officer’s position, authority, duties or responsibilities;

•	a reduction in the executive officer’s annual base salary or incentive compensation opportunities; and

•	a significant relocation of the executive officer’s principal place of employment.

In the event of a change in control followed by a triggering event, we (or our successor) would be required to pay each of our NEOs the following:

Chief Executive Officer: three (3) years of base pay and target level bonus and bonus for the year of termination based on relevant performance, continued participation in employer’s health and life insurance plans or the equivalent premium cost of the employer for three years, and limited outplacement assistance; and

Other Executive Officers: two (2) years of base pay and target level bonus and bonus for the year of termination based on relevant performance, continued participation in employer’s health and life insurance plans or the equivalent premium cost of the employer for two years, and limited outplacement assistance.

The Severance Plan also contains a “modified tax gross-up” provision that may apply if an executive officer becomes entitled to receive the payments described above in connection with his termination of employment following a change in control. Under this provision, the executive officer may be entitled to receive a tax gross-up payment if the severance payments and other benefits that he receives in connection with the change in control would be subject to an excise tax imposed by Section 4999 of the Code. If the excise taxes can be eliminated by reducing the severance payments and benefits payable to the executive by an amount that does not exceed the lesser of: (i) 10 percent of the executive officer’s base salary and target bonus or (ii) $50,000, then the executive’s severance payment and benefits will be reduced to the largest amount that will not result in the imposition of an excise tax under Section 4999. Otherwise, the executive will be entitled to receive the entire amount of his severance payments and benefits (without any reduction) and a tax gross-up payment.

The 2014 Severance Plan does not contain a “modified tax gross-up” provision as described above. Under the 2014 Severance Plan, a severance payment that would constitute an “excess parachute payment” (as defined in Section 280G of the Code) will be reduced to the largest amount that will not result in the executive’s receipt of such excess parachute payment if such reduction will provide the executive with the net after-tax payment that is greater than the one that would have been received without such reduction.

Conditions to Severance Benefits. Our executive officers will not be eligible for benefits under the Severance Plan or the 2014 Severance Plan if the executive officer is covered by an employment, severance, or separation agreement that entitles the executive officer to severance benefits after termination of employment. As a condition to receiving severance benefits, an eligible executive officer will be required to enter into a customary separation agreement in which the executive officer will agree to the following:

•	a release and waiver of any claims against our Company;

•	non-compete and non-solicit limitations unless otherwise approved by our Board; and

•	performance or satisfaction of any remaining obligations to our Company.

Mr. R. Kenny’s Severance Benefits

We entered into an Employee Secondment Offer Letter with Mr. R. Kenny, dated April 21, 2014, which provided that Mr. R. Kenny’s secondment would commence on August 1, 2014 and was anticipated for an initial period of approximately 3 – 5 years. Pursuant to the Employee Secondment Offer Letter, if Mr. R. Kenny’s secondment/employment is terminated by us for reasons other than cause, Mr. R. Kenny will be entitled to repatriation to his home country. If Mr. R. Kenny’s secondment/employment is terminated by us for cause, Mr. R. Kenny will not be entitled to repatriation benefits.

Quantification of Severance and Change in Control Benefits

The table below includes a description and the amount of estimated payments and benefits that would have been provided by us (or our successor) to our NEOs, assuming that a termination circumstance occurred as of December 31, 2015. Mr. G. Kenny was not entitled to any benefits as of December 31, 2015 due to his retirement effective June 30, 2015, and he did not receive any severance payments in connection with his retirement.

Name	Severance Benefit	Involuntary Termination without Change in Control	Termination in Connection with Change in Control
Mr. McDonnell	Salary Continuation (1)	1,850,000	2,775,000
	Target Bonus (2)	1,850,000	2,775,000
	A pro-rata portion of bonuses payable in the year of termination (3)	637,862	637,862
	Outplacement (4)	50,000	50,000
	Continued coverage under our insurance plans (5)	27,497	41,246
	Total	4,415,359	6,279,108
Mr. Robinson	Salary Continuation (1)	720,000	960,000
	Target Bonus (2)	690,000	920,000
	A pro-rata portion of bonuses payable in the year of termination (3)	597,614	597,614
	Outplacement (4)	25,000	25,000
	Continued coverage under our insurance plans (5)	22,528	30,037
	Excise tax and related gross-up payment (6) (7)	—	1,473,216
	Total	2,055,142	4,005,867
Mr. Lampert	Salary Continuation (1)	720,000	960,000
	Target Bonus (2)	690,000	920,000
	A pro-rata portion of bonuses payable in the year of termination (3)	541,090	541,090
	Outplacement (4)	25,000	25,000
	Continued coverage under our insurance plans (5)	20,623	27,497
	Excise tax and related gross-up payment (6) (7)	—	1,277,763
	Total	1,996,713	3,751,350
Mr. R. Kenny	Salary Continuation (1)	487,500	650,000
	Target Bonus (2)	450,000	600,000
	A pro-rata portion of bonuses payable in the year of termination (3)	477,417	477,417
	Outplacement (4)	25,000	25,000
	Continued coverage under our insurance plans (5)	20,623	27,497
	Total	1,460,540	1,779,914
Mr. Moser	Salary Continuation (1)	487,500	650,000
	Target Bonus (2)	337,500	450,000
	A pro-rata portion of bonuses payable in the year of termination (3)	312,561	312,561
	Outplacement (4)	25,000	25,000
	Continued coverage under our insurance plans (5)	19,511	26,015
	Total	1,182,072	1,463,576
Mr. G. Kenny	Salary Continuation	—	—
	Target Bonus	—	—
	A pro-rata portion of bonuses payable in the year of termination	—	—
	Outplacement	—	—
	Continued coverage under our insurance plans	—	—
	Total	—	—

(1)

Salary continuation was calculated using the following base salaries for 2015: $925,000 for Mr. McDonnell, $480,000 for Messrs. Robinson and Lampert, and $325,000 for Messrs. R. Kenny and Moser. This amount would be paid in equal installments based on regularly scheduled payroll periods over the applicable severance period.

(2)	Target Bonus equals the higher of our NEOs current target or the average of the AIP bonuses paid to the NEOs in the prior three years. This amount would be paid in a lump sum.
(3)	Awards under the AIP are determined based on a calendar year performance. These amounts reflect the 2015 AIP awards, which were paid in March 2016.
(4)	This amount represents the maximum outplacement benefits that are available under the Severance Plan or the 2014 Severance Plan, as applicable.
(5)

This amount represents the aggregate amount of cash payments that the NEO would be entitled to receive if we elected to provide payments in lieu of continuation of the NEOs health care benefits, as they existed on December 31, 2015 for the maximum stated period of time required by the Severance Plan or the 2014 Severance Plan, as applicable.

(6)

Certain payments and other benefits received by the executive in connection with a change in control may be subject to the “excess parachute payment” excise tax imposed by Section 4999 of the Code. If this excise tax applies, under the Severance Plan, we must pay the executive officer a “gross-up payment” equal to the amount of such excise tax plus all related federal, state and local income, excise and employment taxes that apply to the gross-up payment. Messrs. Robinson and Lampert, would be subject to the excess parachute payment excise tax. The 2014 Severance Plan does not contain the “gross-up payment.”

(7)

Because each of Messrs. Robinson and Lampert’s severance benefits upon a change in control would exceed the limits of Section 280G of the Code by more than the $50,000 Payment Adjustment, Messrs. Robinson and Lampert would have each been (i) subject to the excise tax and (ii) entitled to receive a gross-up payment upon termination due to a change in control.

Potential Benefits under General Cable Incentive Plans and Cash Long Term Incentive Awards

Our incentive plans provide for specified benefits to our NEO who hold awards granted under these plans, either upon a change in control or a termination of their employment. The potential benefits upon these termination events are discussed below.

Change in Control Payments and Benefits. Under our 2005 Plan, upon a change in control, all unvested awards (except PSUs) will become fully vested immediately upon the occurrence of the change in control and such awards will be paid out or settled, as applicable, within sixty (60) days after the occurrence of the change in control, subject to applicable law. PSUs vest upon change in control if performance conditions are satisfied as of the change in control date. Our Compensation Committee may, in its discretion, also determine that, upon a change in control, each stock option and stock appreciation right outstanding under our 2005 Plan may be terminated and automatically exchanged for an amount of cash, other property, or a combination thereof, equal to the excess of the fair market value of such shares of common stock immediately prior to the change in control over the exercise price per share of such stock option or stock appreciation right.

In May 2005, our 2005 Plan replaced the 1997 Stock Incentive Plan and the 2000 Stock Option Plan, which did not cover executive officers. Upon a change in control, these plans provided for outstanding awards to become vested, paid and settled on terms similar to our 2005 Plan.

The change in control provisions under these plans operate using a “single trigger.” This means that any change in control will permit the NEO to receive payments or benefits under these plans, even if the NEO’s employment is unaffected as a result of the change in control. Under our 2005 Plan, “change in control” is defined as the occurrence of any of the following events:

•	any person becomes the beneficial owner of more than 35 percent of our voting stock;

•	we sell all or substantially all of our property or assets;

•	our stock ceases to be publicly traded;

•

we consolidate or merge with a third party whereby persons who were our stockholders immediately before the consolidation or merger together own less than 51 percent of the voting stock of the surviving entity; or

•

our directors who served as such on May 10, 2005 (the “2005 Incumbent Directors”) no longer constitute a majority of our Board; however, a subsequently elected director will also be a 2005 Incumbent Director if that director’s nomination was supported by at least two-thirds of the then 2005 Incumbent Directors.

In May 2015, our stockholders approved the Stock Incentive Plan, which was an amendment and restatement of the 2005 Plan. We refer to this plan as the Amended Plan or the 2015 Plan. The Amended Plan provides for “double trigger vesting” after a change in control.

Under the Amended Plan, unless the Compensation Committee determines otherwise, if a change in control occurs in which the Company is not the surviving corporation (or the Company survives only as a subsidiary of another corporation), all outstanding awards that are not exercised or paid at the time of the change in control will be assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

Unless the award agreement provides otherwise, if a participant’s employment is terminated by us without cause, or the participant terminates employment for good reason, in either case within 12 months following the change in control, the participant’s outstanding awards will become fully vested as of the date of termination. If the vesting of any such award is based, in whole or in part, on performance, the applicable award agreement will specify how the portion of the award that becomes vested upon termination will be calculated. RSUs granted in 2015 provide that if a participant’s employment is terminated by the Company without cause or by the participant for good reason upon or within 12 months following a change in control, any unvested portion of the RSUs become fully vested upon termination of employment. PSUs granted in 2015 provide that if a change in control occurs prior to the end of the performance period, achievement of the performance goals will be measured as of the change in control date, and vesting of the PSUs will remain subject to the participant’s continued employment through the end of the performance period. However, if the participant’s employment is terminated by the Company without cause or by the participant for good reason upon or within 12 months following such change in control, then the PSUs will vest in full based on the achievement of performance goals as of the change in control.

In the event of a change in control, if all outstanding awards are not assumed by, or replaced with awards with comparable terms by, the surviving corporation, the Compensation Committee may determine to immediately vest the unvested portion of any awards or take other action to permit participants to realize the value of rights granted to them under the Amended Plan.

The definition of “change in control” under the Amended Plan is generally the same as the definition under the 2005 Plan except that reference to incumbent directors shall refer to individuals who served as such as of January 1, 2015.

The Compensation Committee may provide a different definition of change in control in an award agreement under the Amended Plan.

Other Termination Events. Outstanding vested and unvested awards under our incentive plans will be subject to the following treatment, subject to applicable award agreements and our Compensation Committee’s discretion:

Reason for Termination	Effect on Awards under the 2005 Plan and the Amended Plan

Death or Disability

•    Unearned and/or unvested performance awards granted prior to 2014 will become earned or vested and will be paid out and/or settled based on the award recipient’s performance immediately prior to death or disability on a pro-rated basis.

• Unvested RSUs granted in or after 2014 will become vested upon death or disability without regard to the satisfaction of applicable performance conditions. • Unvested PSUs granted in or after 2014:
– upon Death, PSUs vest pro-rata at target; and
– upon Disability, PSUs vest pro-rata to the extent performance targets are satisfied
• All other unvested awards will become vested
• Unexercisable stock options and stock appreciation rights will become exercisable for one year unless the expiration date is earlier.
• Exercisable stock options and stock appreciation rights will be exercisable for one year unless the expiration date is earlier.

For Cause Termination	• All awards, whether or not vested, earned or exercisable will be forfeited.

Other Termination Events, including Retirement	• Unvested, unearned or unexercisable awards will be forfeited
• Exercisable stock options and stock appreciation rights will remain exercisable for a 90-day period unless the award has an earlier expiration date.

•    Awards granted beginning in 2011 contain retirement provisions which provide for (i) pro-rated vesting of RSUs and PSUs subject to the satisfaction of certain conditions set forth in the award agreements, and (ii) a continued exercise period for stock options upon retirement for the earlier of (a) three years from the date of retirement or (b) the original expiration date. For purposes of such awards, the retirement provisions apply to participants who have attained age 62 and completed ten years of service with the Company and its subsidiaries.

Dividend Equivalent Rights (“DERs”) accrue on RSUs and PSUs granted after January 1, 2014. DERs are subject to the same vesting and other terms as RSUs or PSUs to which they relate. If underlying RSUs or PSUs are forfeited, all related DERs are also forfeited. DERs are paid in cash at the same time as the underlying RSUs or PSUs are settled. No interest is credited with respect to any outstanding DERs.

Cash LTI Awards. In 2015, the Compensation Committee approved grants of cash long term incentive awards (the “Cash LTI Awards”) to certain of the Company’s NEOs.

The Cash LTI Awards specify dollar amounts that are subject to vesting conditions based on continued employment and achievement of specified performance goals. The Cash LTI Awards will become fully vested upon the executive officer’s death or disability or a change in control of the Company. If the executive officer retires during the performance period, the executive officer will be eligible to receive a pro-rated portion of the Cash LTI Award to the extent performance targets are satisfied. For purposes of the Cash LTI Awards, the retirement provisions apply to participants who have attained age 62 and completed ten years of service with the Company and its subsidiaries. In connection with a termination for cause or other termination events, the unvested portion of the Cash LTI Awards will be forfeited.

Quantification of Payments and Benefits. The table below provides an estimate of the value of the potential benefits that each named executive officer might be entitled to receive upon the occurrence of certain events under our incentive plans and the cash LTI awards granted in 2015 as if the triggering event had occurred on December 31, 2015, except for Mr. G. Kenny, in which case the table includes the actual amounts paid upon his retirement from the Company.

Name	Acceleration of vesting of stock options Upon Change in Control, Death or Disability (1) ($)	Acceleration of unvested portion of RSUs and PSUs granted Upon Change in Control (2) ($)	Acceleration of unvested portion of RSUs and PSUs granted Upon Termination Following Change in Control (3) ($)	Acceleration of unvested portion of RSUs and PSUs granted Upon Death or Disability (4) ($)	Acceleration of unvested portion of RSUs and PSUs granted Upon Retirement (5) ($)	Acceleration of unvested portion of Long Term Incentive Cash awards granted Upon Change in Control (6) ($)	Acceleration of unvested portion of Long Term Incentive Cash awards granted Upon Death or Disability (7) ($)
Mr. McDonnell	—	—	4,569,234	1,788,015	—	—	—
Mr. Robinson	—	2,385,213	—	1,626,194	—	322,222	322,222
Mr. Lampert	—	2,130,043	—	1,371,024	—	322,222	322,222
Mr. R. Kenny	—	934,462	—	570,733	—	166,668	166,668
Mr. Moser	—	621,295	—	375,615	—	122,222	122,222
Mr. G. Kenny	—	—	—	—	1,750,319	—	—

(1)	None of the stock options outstanding at December 31, 2015 was in the money.
(2)

This amount represents (i) the value of all unvested RSUs granted under our 2005 Plan; (ii) the value of all unvested PSUs granted under our 2005 Plan; and (iii) the value of DERs accrued on RSUs and PSUs granted in 2014 ($1.44 per share) and 2015 ($0.54 per share). The performance periods applicable to PSUs granted in 2014 and 2015 were not complete as of December 31, 2015, and such PSUs are included in this column at target and maximum performance, respectively. The value of unvested RSUs was calculated based on the closing price per share of our common stock of $13.43 on December 31, 2015.

(3)

This amount represents (i) the value of all unvested RSUs and the value of all unvested PSUs granted under our 2005 Plan; and (ii) the value of DERs ($0.36 per share) accrued on RSUs and PSUs granted in 2015. The performance period applicable to PSUs granted in 2015 was not complete as of December 31, 2015, and such PSUs are included in this column at maximum performance. The value of unvested RSUs and PSUs was calculated based on the closing price per share of our common stock of $13.43 on December 31, 2015.

(4)

This amount represents (i) the value of all unvested RSUs and a pro-rata portion (2/3) of PSUs granted in 2014 and (1/3) of PSUs granted in 2015 (except for Mr. McDonnell’s grant which is pro-rata from his date of hire), granted under our 2005 Plan, assuming the performance conditions related to the PSUs were satisfied at the target and maximum level of performance, respectively; and (ii) the value of DERs accrued on RSUs and PSUs granted in 2014 ($1.44 per share) and 2015 ($0.54 per share; $0.36 for Mr. McDonnell). The value of unvested RSUs and PSUs was calculated based on the closing price per share of our common stock of $13.43 on December 31, 2015.

(5)

There were no NEOs eligible for retirement in 2015, other than Mr. G. Kenny who retired in 2015. For Mr. G. Kenny, this amount represents (i) 45,133 shares issued upon the pro-rata vesting of Mr. G. Kenny’s RSUs granted in 2011, 2012 and 2013 which vested on June 30, 2015 and were settled on February 9, 2016 when the Committee certified the performance measure, which ended on December 31, 2015, (ii) 16,078 shares issued upon the pro-rata vesting of RSUs granted in 2014 which vested on June 30, 2015 and were settled on February 9, 2016 when the Committee certified the performance measure, which ended on December 31, 2015, (iii) 32,155 and 15,592 shares issuable upon the pro-rata vesting of 2014 and 2015 PSUs, respectively, assuming the performance conditions are satisfied at target, (iv)15,592 shares issued upon the pro-rata vesting of RSUs granted in 2015 which vested on June 30, 2015 and were settled on February 9, 2016 when the Committee certified the performance measure, which ended on December 31, 2015, and (v) the value of DERs ($0.72 per share) accrued on such 2014 and 2015 RSUs and PSUs.
(6)	This amount represents the unvested portion of the Cash LTI awards granted in 2015. These awards were granted in 2015 and vest equally over 3 years on December 31, 2015, 2016 and 2017.
(7)

This amount represents (i) the value of all unvested Cash LTI awards granted in 2015 as of December 31, 2015. These awards were granted in 2015 and vest equally over 3 years on December 31, 2015, 2016 and 2017.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP

On February 9, 2016, our Audit Committee appointed Deloitte as our independent registered public accounting firm for the year ending December 31, 2016. Our Board of Directors ratified that appointment and is submitting it to our stockholders for ratification at the Annual Meeting.

Principal Accounting Firm Fees. Aggregate fees for professional services rendered for the Company by Deloitte for the fiscal years 2015 and 2014 were:

	Fiscal Year Ended
Services Rendered (1)	2015	2014
Audit Fees (2)	$5,040,000	$6,040,125
Audit-related Fees (3)	126,000	135,000
Tax Fees (4)	517,000	745,000
All Other Fees (5)	37,000	12,000

Total	$5,720,000	$6,932,125

(1)	The aggregate fees included in Audit Fees are fees billed for the fiscal years. The aggregate fees included in each of the other categories are fees billed in the fiscal years.
(2)	Includes foreign and statutory audit fees and reviews of registration statements, including related consents.
(3)	Includes employee benefit plan audits and consultation concerning financial accounting and reporting standards.
(4)	Includes fees for tax compliance, consultation and planning.
(5)	Includes fees associated with training and permissible advisory services.

Deloitte has served as our independent registered public accounting firm since we became a publicly traded company in 1997 and prior to that, served as the independent auditor for our predecessor companies. No relationship exists between Deloitte and our Company other than the usual relationship between independent auditor and client. We expect representatives of Deloitte to attend the Annual Meeting to respond to appropriate questions from stockholders. Deloitte’s representatives will also have the opportunity to make a statement if they so desire. If Deloitte’s appointment is not ratified by our stockholders, our Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm for the 2016 fiscal year. Additionally, even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2016 fiscal year if it determines that such a change would be in the best interests of our Company and stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its responsibilities for the fiscal year end 2015, the Audit Committee:

•

reviewed and discussed the audited financial statements for the year ended December 31, 2015, with management and Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (together, “Deloitte”), the Company’s independent auditors;

•	discussed with Deloitte the matters required to be discussed by Statement on Auditing Standard No. 16, as amended or modified, relating to the conduct of the audit;

•

received written disclosures and the letter from Deloitte, required by the applicable requirements of the Public Company Accounting Oversight Board, regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence;

•	evaluated and discussed Deloitte’s internal quality control procedures and other matters, as required by the NYSE listing requirements; and

•

exercised oversight in other areas relating to the financial reporting and audit process that the Audit Committee determined appropriate, including the Company’s compliance program, relating to Section 404 of the Sarbanes-Oxley Act, and the Company’s risk assessment and risk management programs.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Deloitte as discussed above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

Audit Committee

Sallie B. Bailey, Chair

Craig P. Omtvedt

Patrick M. Prevost

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with an opportunity to cast a non-binding, advisory vote on the compensation of our NEOs as described in the Compensation Discussion and Analysis section of this Proxy Statement and in the compensation tables and any related material in this Proxy Statement. This advisory vote is intended to address our overall compensation policies and practices related to NEOs, rather than any specific element of compensation. In the Compensation Discussion and Analysis section, we discuss our executive compensation program and the compensation decisions our Compensation Committee has made with regard to each of our NEOs.

Our Board of Directors believes that our executive compensation program design effectively aligns the interests of our NEOs with those of our stockholders by tying a significant portion of their compensation to performance and rewarding our NEOs for the creation of long-term value for our stockholders. In accordance with Section 14A of the Exchange Act and as a matter of good corporate governance, our Board of Directors requests that our stockholders approve the following non-binding resolution at our Annual Meeting:

“RESOLVED, that the stockholders of General Cable Corporation approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis section, compensation tables and any related material disclosed in the 2016 Proxy Statement.”

While the result of the advisory vote on this Proposal 3 is not binding on our Board of Directors or Compensation Committee, our Compensation Committee will consider the outcome of the vote when making future compensation decisions for our NEOs.

In keeping with the preference expressed by our stockholders at our 2011 Annual Meeting of Stockholders, our Board has adopted a policy of holding say-on-pay votes every year until the Company is required to hold another advisory vote on the frequency of say-on-pay votes, which will occur at our 2017 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF OUR COMPANY’S EXECUTIVE COMPENSATION.

PROPOSAL 4:

APPROVAL OF THE GENERAL CABLE CORPORATION EMPLOYEE STOCK PURCHASE PLAN

On March 17, 2016, the Board of Directors approved, subject to stockholder approval, the General Cable Corporation Employee Stock Purchase Plan (the “Plan”). The Plan permits employees to purchase General Cable common stock through payroll deductions during offering periods as determined by the Committee (as defined under “Administration” below).

Summary of the Plan

The following summary describes features of the Plan. This summary is qualified in its entirety by reference to the terms of the Plan, a copy of which is attached as Exhibit B to this Proxy Statement.

Purpose

The purpose of the Plan is to provide employees of General Cable and participating subsidiaries with an opportunity to purchase General Cable common stock. Generally, for employees located in the United States, the Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code (the “Code”) and will be administered in a manner consistent with the requirements of that section of the Code.

Administration

The Board has appointed the Compensation Committee of the Board of Directors (the “Committee”) to administer the Plan. The Plan provides the Committee general authority to administer the Plan including, but not limited to, the authority to make rules and establish procedures for the administration of the Plan, interpret and construe the terms of the Plan in its sole discretion, designate subsidiaries as participating companies, designate offerings and offering periods within the parameters provided in the Plan and those participating companies that may participate in an offering, and establish the price for the shares offered under the Plan within the limits provided in the Plan.

Shares

If approved by stockholders, 2 million shares of General Cable common stock will be reserved for issuance under the Plan. Shares issued under the Plan may be sourced from authorized but unissued shares, shares purchased in the open market or treasury shares.

Eligibility

All employees of General Cable and participating subsidiaries shall generally be eligible to participate in the Plan in accordance with the Plan and rules prescribed by the Committee. The Committee shall designate those subsidiaries whose employees will be eligible to participate and shall designate from among General Cable and such subsidiaries which companies shall be eligible to participate in a particular offering. The Committee may, however, exclude from participation in any offering that is intended to qualify under Section 423 of the Code (1) employees whose customary employment is less than twenty (20) hours per week; (2) employees whose customary employment is for not more than five (5) months in any calendar year; (3) employees who have been employed for less than two (2) years; or (4) certain highly compensated employees. The Committee may exclude any employee from participation in an offering that is not intended to qualify under Section 423 of the Code. Currently, it is anticipated that approximately 3,140 employees will be eligible to participate.

Offerings, Offering Periods and Price of Shares

From time to time the Committee may establish an “offering” under the Plan. An offering refers to the time period and terms and conditions for the purchase of shares by employees under the Plan. Each offering will have an offering period as determined by the Committee, which will not be more than 27 months. Typically an offering period will be six months. During the offering period, an eligible employee may elect to have amounts withheld from his or her compensation payable during the offering period. Such amounts will be accumulated by the Company in a bookkeeping account maintained for the employee on the Company’s records until the end of the offering period, without interest. At the end of the offering period, the amount credited to the employee’s bookkeeping account shall be used to purchase shares for the employee.

Prior to the commencement of each offering period, the Committee will establish the purchase price for the offering. The price may be determined by formula or it may be a fixed amount. However, the purchase price for each offering may not be less than the lesser of (i) 85% of the average market price on the first day of the offering period; or (ii) 85% of the average market price on the last day of the offering pay period.

Subject to the limitations discussed below, the number of shares purchased for an employee with respect to an offering period shall equal the amount in the employee’s bookkeeping account as of the last day of the offering period divided by the purchase price established by the Committee for the offering.

Limits on Stock Purchases

The Committee may establish a per-employee limit (e.g., a dollar limit or a share limit) or an aggregate limit for the purchase of shares with respect to an offering. For any offering that is intended to qualify under Section 423 of the Code, in no event shall the fair market value of the shares purchased by an employee under the Plan, as measured as of the first day of each applicable offering period, exceed $25,000 in any calendar year.

Proceeds and Expenses

The proceeds of the sale of stock will constitute general funds of General Cable and may be used by it for any purpose. The costs for administering the Plan shall be paid by General Cable.

Withdrawals and Termination of Participation

An employee’s participation in the Plan will automatically terminate upon the employee’s termination of employment for any reason and all amounts credited to the employee’s bookkeeping account will be returned to the employee. Such amounts shall not be used to purchase shares.

Each participating employee may elect to withdraw from participation during an offering period. The amount credited to the employee’s account will be returned to the employee and the employee may not participate in the purchase of shares for that offering period. The employee may participate again in the next offering applicable to the employee by filing the appropriate forms with the Committee.

The Committee may prescribe rules and procedures for termination of participation and withdrawals.

Amendment and Termination

The Plan may be amended by the Committee. However, certain amendments require stockholder approval, including any amendment (1) to increase the number of shares that may be issued under the Plan, (2) to reduce the purchase price per share to less than the lesser of (i) 85% of the average market price on the first day of each offering period or (ii) 85% of the average market price on the last day of each offering pay period, (3) to increase individual limits for share purchases, (4) that changes the eligible class of employees or (5) that is required by law to be approved by the stockholders.

The Plan does not have a specified termination date. The Plan will terminate when no more shares remain available for issuance under the Plan or if earlier terminated at the discretion of the Committee.

Adjustments

In the event of any corporate event or transaction (including a change in the shares of General Cable common stock or the capitalization of the General Cable), such as a reclassification, recapitalization, merger, consolidation, reorganization issuance of warrants or rights, dividend or other distribution, stock split or reverse stock split, spin-off, split-up, combination or exchange of shares, repurchase of shares, or other like change in corporate structure, partial or complete liquidation of General Cable or distribution (other than normal cash dividends) to stockholders of the General Cable, or any similar corporate event or transaction, (i) the Committee shall determine the kind of shares which may be acquired under the Plan after such event, and (ii) the aggregate number of shares available for purchase and the maximum number of shares that an employee may purchase during an offering period and the respective purchase price per share applicable to an outstanding offering shall be appropriately adjusted by the Committee as necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Tax Treatment

For U.S. federal income tax purposes, an employee does not realize income at the time of entry into the Plan or purchase of a share. If no disposition of a share of stock is made within two years from the first day of the offering period in which the share is purchased, or one year from the date the share is purchased by the employee, upon subsequent disposition of the stock, the employee will recognize ordinary income to the extent of the lesser of (1) the excess of the fair market value of the share on the first day of the offering period over the purchase price of the share on the first day of the offering period, or (2) the excess of the fair market value of the share on the date of the sale over the price paid for the share. Any further gain will be treated as capital gain, and General Cable will not be entitled to an income tax deduction with respect to the share. If a share is disposed of within the periods described above, the employee will recognize ordinary income for the taxable year of the disposition equal to the excess of the fair market value of the share on the date of purchase over the price paid for the share, and in these circumstances, General Cable will be entitled to a deduction equal to the amount of ordinary income recognized by the employee. Any further gain will be treated as capital gain for the employee. Tax treatment in jurisdictions outside the U.S. will be governed by local laws, and state and local tax treatment inside the U.S. will be governed by applicable state and local laws.

Treatment of Non-U.S. Employees and Sub-Plans

The Committee may (i) modify the terms and conditions of the Plan as applicable to individuals outside the United States to comply with applicable foreign laws or regulations, tax policy, accounting principles or customs or to facilitate administration of the Plan, including excluding from participation employees who are citizens or residents of a non-U.S. jurisdiction that prohibits participation under the Plan; (ii) establish sub-plans and offerings, which may apply only among General Cable and participating subsidiaries as the Committee designates in its sole discretion, and modify administrative procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and (iii) take any action that it deems advisable to obtain approval or comply with any applicable laws. The Committee shall also have the power with respect to an offering that is intended to qualify under Section 423 of the Code to provide citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens of the United States or resident aliens) terms for such offer that are less favorable than the terms of the same offer to employees who reside in the United States.

Notwithstanding the foregoing, neither the Board nor the Committee may take any actions that would violate the Securities Exchange Act of 1934, as amended, the Code, any securities law or governing statute or any other applicable law or cause the Plan not to comply with Section 423 of the Code.

New Plan Benefits

The future benefits or amounts that would be received under the Plan are based upon voluntary participation and elections made by participants and are therefore not determinable at this time.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE GENERAL CABLE CORPORATION EMPLOYEE STOCK PURCHASE PLAN.

Equity Compensation Plan Information as of the End of Fiscal 2015

The following table sets forth information about General Cable’s equity compensation plans as of December 31, 2015:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-Average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Shareholder approved plans(1):	4,412,800	$31.51	3,611,644
Non-shareholder approved plans:	—	$—	—

Total	4,412,800	$31.51	3,611,644

(1)	Includes 2,079,900 outstanding stock options, 50,400 deferred shares, 736,000 RSUs and 1,109,200 PSUs, which were report at the maximum 200% payout rate.
(2)	The weighted average exercise price is based only on outstanding stock options.

OTHER INFORMATION

Solicitation of Proxies

Solicitation of proxies is being made by management at the direction of our Board of Directors, without additional compensation, through the mail, in person or by telephone. The cost will be borne by us. In addition, we will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by them and we will reimburse them for their expenses in so doing.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10 percent of a registered class of equity securities, to file initial reports of ownership and reports of changes in ownership of General Cable common stock with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms which they file. Based on a review of the copies of forms furnished to us and filed with the SEC, we believe that all such SEC filings during 2015 complied with the reporting requirements, except a Form 4 filing reporting the acquisition of phantom shares as a result of the reinvestment of dividends under the Company’s deferred compensation plan was filed one day late for each of Messrs. Moser, Lampert, Welsh and G. Kenny on July 2, 2015.

Annual Report

We will provide a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 upon request and without charge to any stockholder requesting it in writing addressed to General Cable Corporation, 4 Tesseneer Drive, Highland Heights, Kentucky 41076, Attn. Secretary. In addition, you can access that report on the SEC’s website at www.sec.gov and on our website at www.generalcable.com.

Stockholder Proposals for 2017 Annual Meeting

Stockholder proposals under Rule 14a-8 of the Exchange Act for the 2017 Annual Meeting of Stockholders must be received by General Cable no later than December 5, 2016 in order to be considered for inclusion in our 2017 proxy statement and a form of proxy for that meeting. Stockholder proposals not made under Rule 14a-8 must be made in accordance with the sixty (60) day advance notice procedure described beginning on page 12. All proposals must be communicated in writing to the Secretary of General Cable at our offices at 4 Tesseneer Drive, Highland Heights, Kentucky 41076.

Incorporation by Reference

The information contained under the captions “Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be “soliciting material’ or to be “filed” with the SEC, nor will such information be incorporated by reference into any future SEC filing except to the extent that we specifically incorporate it by reference into such filing.

Householding

If you and other residents at your mailing address own shares of General Cable stock in “street name,” your broker or bank should have notified you that your household will receive only one proxy statement and annual report to stockholders or Notice of Internet Availability of Proxy Materials. This practice is known as “householding.” Unless you responded that you did not want to participate in householding, you may have been deemed to have consented to the process. Householding benefits both you and General Cable because it reduces the volume of duplicate information received at your household and helps General Cable reduce expenses and conserve natural resources.

Stockholders of record who have the same address will receive only one copy of the proxy statement and annual report to stockholders or Notice of Internet Availability of Proxy Materials if each person in the household has previously consented to receiving only a single set of General Cable’s proxy materials.

If you would like to receive your own set of General Cable’s proxy materials in the future, or if you share an address with another General Cable stockholder and together both of you would like to receive only a single set of General Cable’s proxy materials, please contact Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or (800) 542-1061. The request must be made by each person in the household. The revocation of your consent to householding will be effective 30 days following its receipt. If you would like to receive your own set of General Cable’s proxy statement and annual report to stockholders with respect to the Annual Meeting, please contact Broadridge at (800) 579-1639.

By Order of the Board of Directors,

EMERSON C. MOSER

Corporate Secretary

Highland Heights, Kentucky

April 4, 2016

Exhibit A

Reconciliation of Non-GAAP Measures

Adjusted EBITDA

In millions	Full Year 2015
Operating income from continuing operations	$20.6
Adjustments to Reconcile Operating Income/EPS
Restructuring and divestiture costs	56.0
Legal and investigative costs	19.7
Foreign Corrupt Practices Act (FCPA) accrual	4.0
Customer incentive	4.6
(Gain) loss on sale of assets	10.7
Loss on deconsolidation of Venezuela	12.0
Venezuela (income) loss	3.7
Continuing operations (income) loss - Asia-Pacific and Africa(1)	47.7

Total Adjustments	158.4

Adjusted operating income	179.0

Depreciation and amortization(2)	84.9

Adjusted EBITDA	$263.9

(1)	2015 operating income reflects the impact of a non-cash asset impairment charge of $30.6 million for the Company’s business in Algeria in Q4 2015
(2)	Excludes depreciation and amortization from continuing operations in Asia Pacific and Africa in 2015 of $5.6 million

North America Adjusted EBITDA

In millions	Full Year 2015
Operating income, as reported	$84.5
Adjustments to Reconcile Operating Income/EPS
Restructuring and divestiture costs	27.2
Legal and investigative costs	17.8
Customer incentive	4.6
Foreign Corrupt Practices Act (FCPA) accrual	4.0
(Gain) loss on sale of assets	(0.9)

Total Adjustments	52.7

Adjusted operating income	137.2

Depreciation and amortization	40.5

Adjusted EBITDA	$177.7

A-1

Europe Adjusted EBITDA

In millions	Full Year 2015
Operating income, as reported	$6.6
Adjustments to Reconcile Operating Income/EPS
Restructuring and divestiture costs	17.1
(Gain) loss on sale of assets	11.6
Loss on deconsolidation of Venezuela	12.5

Total Adjustments	41.2

Adjusted operating income	47.8

Depreciation and amortization	25.2

Adjusted EBITDA	$73.0

A-2

Exhibit B

GENERAL CABLE CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

Adopted by the Board of Directors: March 17, 2016

Approved by the Stockholders:

SECTION 1

PURPOSE

The purpose of the General Cable Corporation Employee Stock Purchase Plan is to encourage and facilitate stock ownership by Employees by providing an opportunity to purchase Common Stock through accumulated Contributions. The Plan is intended to be a qualified employee stock purchase plan under Section 423 of the Code for Participants who are employees of General Cable Corporation or any Subsidiary that is designated by the Board as a Participating Subsidiary. The provisions of the Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. Notwithstanding the foregoing, the Board may, in its sole discretion, decide that the Company shall make Offerings under the Plan that are not intended to qualify under Section 423 of the Code to the extent deemed advisable for Subsidiaries that employee individuals outside the United States (each, a “Non-423 Offering”). Furthermore, the Company may make separate Offerings under the Plan, each of which may have different terms, but each separate Offering (other than a Non-423 Offering) will be intended to comply with the requirements of Section 423 of the Code.

SECTION 2

DEFINITIONS

Whenever used herein, the following terms shall have the respective meanings set forth below.

(a) “Applicable Laws” means U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where awards are, or will be, granted under the Plan, as applicable to the Plan.

(b) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s). Until and unless the Board of Directors of the Company determines otherwise, the Compensation Committee of the Board is deemed appointed by the Board to administer the Plan and shall have all powers of the Board under the Plan, provided, however, that this delegation is non-exclusive such that the Board of Directors shall also be entitled to exercise all powers of the Board under the Plan.

(c) “Change in Control” means:

(i) any person or other entity (other than any of the Company’s Subsidiaries or any employee benefit plan sponsored by the Company or any of its Subsidiaries) including any person as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than 35 percent of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company (the “Voting Stock”);

(ii) the consummation of the sale of all or substantially all of the property or assets of the Company;

(iii) the Company’s Common Stock ceasing to be publicly traded;

(iv) the consummation of a consolidation or merger of the Company with another corporation (other than with any of the Company’s Subsidiaries), which results in the stockholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 51 percent of the Voting Stock of the surviving entity; or

(v) a change in the Company’s Board occurs with the result that the members of the Board on the date of adoption of the Plan by the Board (the “Incumbent Directors”) no longer constitute a majority of such Board, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election or nomination for election was supported by two-thirds (2/3) of the then Incumbent Directors shall be considered an Incumbent Director for purposes hereof.

Notwithstanding the foregoing, the Committee may provide for a different definition of “Change in Control” with respect to an Offering Period if it determines that such different definition is necessary or appropriate.

(d) “Code” means the U.S. Internal Revenue Code of 1986, as amended, and Treasury regulations and other official applicable guidance thereunder.

(e) “Committee” means the Compensation Committee of the Board or such other committee of the Board as the Board shall designate. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and Applicable Laws.

(f) “Common Stock” means the common stock of the Company (including any new, additional or different stock or securities resulting from any change in corporate capitalization as listed in Section 9.5).

(g) “Company” means General Cable Corporation, a Delaware corporation, and any successor thereto.

(h) “Compensation” means, with respect to any Offering Period, a Participant’s regular and recurring straight time gross earnings, payments for overtime and shift premiums, payable in the form of cash. The Board, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for any Offering Period, consistent with the requirements of Section 423 of the Code for any Offering qualified under Section 423 of the Code. In addition, the Board has the authority to make decisions about how Compensation should be interpreted for Employees outside the United States to the extent there are items of compensation or remuneration not specifically addressed above.

(i) “Contributions” means a Participant’s contributions of Compensation by payroll deduction (or other means of contributions that may be permitted under the Plan) pursuant to Section 5.4, and authorized by the Employer pursuant to Sections 5.3 and 5.4.

(j) “Employee” means any individual who is a common law employee of an Employer. A Participant shall be deemed to have ceased to be an Employee either upon a Terminating Event or upon the entity that employs the Participant ceasing to be an Employer.

(k) “Employer” means the Company and any Subsidiary that is designated by the Board as a Participating Subsidiary. With respect to a particular Employee, Employer means the Company or Subsidiary, as the case may be, of which the Employee is a common law employee.

(l) “Fair Market Value” means, with respect to any date, the last sale price reported for the shares of Common Stock on such date on the New York Stock Exchange, or, if no sale is reported on such date, on the last date preceding such date on which a sale was reported.

(m) “Offering” means an offering of Common Stock pursuant to the Plan.

(n) “Offering Date” means, for any Offering Period, the first day of such Offering Period.

(o) “Offering Period” means a period, established by the Board during which the Offering is outstanding, which shall not exceed twenty-seven (27) months from the Offering Date (or the expiration or such other applicable period specified under Section 423(b)(7) of the Code, or any successor provision of the Code thereto).

(p) “Participant” means, for any Offering Period, an Employee who has become a participant for such Offering Period in accordance with Section 5.3 and remains a participant in accordance with the Plan.

(q) “Participating Subsidiary” means a Subsidiary that has been designated by the Board as an Employer.

(r) “Purchase Date” means for any Offering Period, the last day of such Offering Period.

(s) “Plan” means the General Cable Corporation Employee Stock Purchase Plan as set forth herein and as may be amended from time to time.

(t) “Plan Account” means the bookkeeping account established for a Participant pursuant to Section 5.4.

(u) “Purchase Price” has the meaning set forth in Section 5.6.

(v) “Purchase Right” means the right to purchase Common Stock granted to an Employee under Section 5.

(w) “Subsidiary” means any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Section 424(f) of the Code.

(x) “Terminating Event” means a Participant’s termination of employment with the Employer for any reason or any other event that causes such Participant to no longer meet the eligibility requirements of Section 4; provided, however, that, for purposes of the Plan, an individual’s employment relationship is considered to continue while such individual is on sick leave, or other leave of absence approved in accordance with Employer policy; provided further, however, that if such period of leave of absence exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, then, solely for purposes of the Plan, the employment relationship shall be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. A transfer of a Participant’s employment between or among the Company and any Subsidiary or Subsidiaries shall not be considered a Terminating Event; provided that following such transfer of employment the Participant continues to be eligible under Section 4.

(y) “Total Contributions” means, with respect to a Participant as of any date within an Offering Period, the aggregate of the Contributions of such Participant during such Offering Period as of such date, less amounts previously used to purchase Common Stock or otherwise withdrawn or distributed with respect to such Offering Period.

SECTION 3

ADMINISTRATION

3.1 Administration by the Board. The Plan shall be administered by the Board. The Board shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing, subject to the express provisions of the Plan, the Board shall have full and exclusive discretionary authority to interpret, construe and apply any and all provisions of the Plan and any agreements, forms, and instruments relating to the Plan; prescribe the forms of all agreements, forms, and instruments relating to the Plan; designate Subsidiaries as participating Employers in the Plan; designate separate Offerings under the Plan; determine eligibility to participate in the Plan; adopt rules and regulations for administering the Plan; adjudicate and determine all disputes arising under or in connection with the Plan; determine whether a particular item is included in Compensation; and make all other determinations deemed necessary or advisable for administering the Plan. Decisions, actions and determinations by the Board with respect to the Plan or any agreement shall be final, conclusive and binding on all parties. Subject to Applicable Laws, rules, and regulations, the Board may, in its discretion, from time to time, delegate all or any part of its responsibilities and powers under the Plan to any employee or group of employees of the Company or any Subsidiary, and revoke any such delegation at any time. Notwithstanding any provision to the contrary in the Plan, the Board may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules and procedures regarding eligibility to participate; the definition of “Compensation”; handling of payroll deductions; making of contributions to the Plan (including, without limitation, in forms other than payroll deductions); establishment of bank, trust or custodial accounts to hold payroll deductions; payment of interest; conversion of currency; obligations to pay payroll tax; determination of beneficiary designation requirements; withholding procedures and handling of stock certificates which vary with applicable local requirements; and information to be provided to the Board regarding dispositions of Common Stock that has been acquired pursuant to a Purchase Right. The Board may establish the exchange rate applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan and Section 423 of the Code.

3.2 Authority of Officers. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company in the Plan, provided that the officer is duly authorized with respect to such matter, right, obligation, determination or election.

SECTION 4

ELIGIBILITY

4.1 General Rule. Except as otherwise provided herein, all Employees shall be eligible to participate in the Plan.

4.2 Exclusions.

(a) Notwithstanding the provisions of Section 4.1, the Board, in its sole discretion, may (but is not required to) exclude from participation (to the extent compliant with the Section 423 of the Code rules regarding equal rights and privileges) in any Offering any Employees (i) whose customary employment is twenty (20) hours per week (or such lesser period of time as may be determined by the Board), (ii) whose customary employment is for not more than five (5) months in any calendar year (or such lesser period of time as may be determined by the Board), (iii) who have been employed less than two (2) years (or such lesser period of time as may be determined by the Board), or (iv) who are highly compensated employees (within the meaning of Section 414(q) of the Code). With respect to a Non-423 Offering, the Board may in its sole discretion subject to Applicable law, exclude any Employee.

(b) Notwithstanding Section 4.1, any Employee who, immediately after a Purchase Right is granted, applying the rules under Sections 423(b)(3) and 424(d) of the Code to determine stock ownership, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, shall not be entitled to participate in the Plan.

(c) For the avoidance of doubt, any Employee of any Subsidiary that has not been designated by the Board as a Participating Employer shall be excluded from the Plan.

SECTION 5

STOCK PURCHASES

5.1 Stock to Be Issued. Subject to the provisions of Sections 5.7 and 9.5, the number of shares of Common Stock that may be issued or delivered under the Plan (including any sub-plans and/or modifications as may be established by the Board as provided in Section 9.8) shall not exceed 2 million shares. The shares to be delivered to Participants, or their beneficiaries, under the Plan may consist, in whole or in part, of authorized but unissued shares, not reserved for any other purpose, treasury shares or shares acquired on the open market. Until the shares are delivered (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

5.2 Grant of Purchase Rights. Subject to Section 4 and Section 9.8, the Company shall offer Purchase Rights under the Plan to all Employees. Purchase Rights shall be granted on such dates as shall be determined by the Board. The term of each Purchase Right for a specific Offering Period shall begin on the Offering Date with respect to such Offering Period and end on the Purchase Date with respect to such Offering Period. Such Purchase Date shall be established by the Board prior to the Offering Date for such Purchase Right (or such earlier date determined pursuant to Sections 9.6 or 9.7). Subject to the provisions of Section 5.4, the number of shares of Common Stock subject to a Participant’s Purchase Right for an Offering Period shall be the lesser of: (i) the quotient obtained by: (A) the Total Contributions made by such Participant for such Offering Period in accordance with Section 5.4 divided by (B) the Purchase Price for each share of Common Stock for such Offering Period; or (ii) the maximum number of shares that is established, and, in the context of an aggregate maximum for all Participants, allocated, by the Board with respect to the Offering Period prior to the Offering Date. The Board may determine whether and, if so, how fractional shares will be included in the determination of the shares subject to each Purchase Right.

5.3 Participation and Payroll Deductions. An Employee who meets the requirements of Section 4 may participate in the Plan under this Section 5 by completing enrollment in the form or manner prescribed by the Board, and by satisfying such other conditions or restrictions as the Board shall establish in accordance with the Plan. Each Participant shall at the time of such election authorize a payroll deduction from the Participant’s Compensation to be made as of any future payroll period. Any election to authorize payroll deductions shall be effective on such date as the Board may determine after the date of completion of enrollment in the manner prescribed by the Board.

5.4 Participant Contributions. An bookkeeping account shall be established for each Participant to which shall be credited the amount of the Contributions. The Company will not be obligated to segregate such Contributions except where the Board in its sole discretion (unless legally required) determines that Contributions be deposited with an independent third party or otherwise segregated from the Company’s general corporate funds. An Employee may authorize Contributions in terms of whole percentages of Compensation or on such other basis and subject to such limits as the Board may establish, up to a limit the Board may from time to time determine. Notwithstanding any provisions of the Plan to the contrary, a Participant shall not be permitted to purchase Common Stock pursuant to Purchase Rights under the Plan and under any other employee stock purchase plan of the Company or any Subsidiary which is intended to qualify under Section 423 of the Code, at a rate which exceeds $25,000 in Fair Market Value, determined at the time the Purchase Right is granted (or such other amount as may be adjusted from time to time under applicable provisions of the Code), for each calendar year in which any Purchase Right granted to such Employee is outstanding at any time. Except as provided in Section 5.8, if a Participant has a Terminating Event, (i) such Participant may not make further Contributions, and (ii) his outstanding Purchase Rights shall terminate and any amount of cash then credited to his Plan Account shall be returned to the Participant or his designated beneficiary pursuant to the Plan, as applicable. No interest shall accrue on amounts credited to any Plan Account (unless legally required) or distributed to any Participant or designated beneficiary pursuant to the Plan.

5.5 Exercise of Purchase Rights. Unless a Participant withdraws from the Plan as provided in Section 6.2, on the Purchase Date (or such other period as the Board or its delegate may determine), the balance credited to the Participant’s Plan Account as of a Purchase Date shall be used to exercise the Participant’s Purchase Right to the extent that such balance is sufficient to purchase whole shares of Common Stock subject to such Purchase Right at the Purchase Price. No fractional shares will be issued unless specifically provided in the Offering. Any Contributions accumulated in a Participant’s Plan Account that are not sufficient to purchase a full share shall be retained in such account for any remaining or subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 6. Any Contributions in excess of annual stock purchase limits will be returned to the Participant on the first pay date following the Purchase Date without interest. Any other amounts credited to a Participant’s Plan Account that remain in the Plan Account immediately after the Purchase Date shall be paid to the Participant or his beneficiary (as applicable) in cash, without interest, within thirty (30) days following the Purchase Date. If the number of shares of Common Stock that Participants become entitled to purchase under the Plan is greater than the shares of Common Stock offered in a particular Offering Period or remaining available under the Plan, as applicable, the available shares of Common Stock shall be allocated by the Board among such Participants in as uniform a manner as will be practicable and as the Board determines is fair and equitable.

5.6 Purchase Price. Except as provided in Section 5.8, the Purchase Price per share of Common Stock to be paid by each Participant on each exercise of the Participant’s Purchase Right shall be specified by the Board, in its discretion (subject to compliance with Section 423 of the Code for a qualified Offering under Section 423 of the Code), in advance of any Offering Period; provided, however, that the Board shall not specify a Purchase Price that is less than the lesser of (i) eighty-five percent (85%) (or such greater percentage as the Board may authorize uniformly with respect to all affected Participants) of the Fair Market Value of a share of Common Stock on the Offering Date, or (ii) eighty-five percent 85% (or such greater percentage as the Board may authorize uniformly with respect to all affected Participants) of the Fair Market Value of a share of Common Stock on the Purchase Date.

5.7 Canceled, Terminated or Forfeited Purchase Rights. Any shares of Common Stock subject to a Purchase Right which for any reason are canceled, terminated or otherwise forfeited without the issuance of any Common Stock shall again be available for Purchase Rights under the Plan.

5.8 Change in Employment Status Due to Death or Permanent Disability. Upon a Terminating Event resulting from a Participant’s death or permanent disability (as determined by the Board), the Participant’s participation in the Plan shall terminate immediately, subject to Applicable Law. In such event, the Participant’s Plan Account balance that has not been used to purchase shares shall be paid in accordance with Applicable Laws.

SECTION 6

DEDUCTION CHANGES, WITHDRAWAL DURING EMPLOYMENT AND DISTRIBUTIONS

6.1 Deduction Changes. Once a Participant has authorized Contributions for an Offering Period, the Participant may change the selected rate of Contributions by providing notice to the Company of such change (subject to any limitations imposed by the Board for such Offering Period).

6.2 Withdrawals During Employment. A Participant may at any time (subject to such notice requirements or other limitations as the Board may prescribe), and for any reason, cease participation in the Plan and receive payment of the amount credited to his Plan Account, if any, pursuant to Section 8. The Participant may thereafter recommence participation in any subsequent Offering Period following completion of a new enrollment form or other enrollment method prescribed by the Board pursuant to Section 5.3.

6.3 Distribution of Contributions During Employment. Unless the Board otherwise determines, if a Participant ceases to make Contributions during an Offering Period at any time prior to a Terminating Event, any balance credited to the Participant’s Plan Account shall automatically be paid in cash to such Participant as soon as administratively practicable following the effective date of such cessation. The Board may decrease a Participant’s rate of Contributions, but not below zero percent, at any time during an Offering Period to the extent necessary to comply with Section 423(b)(8) of the Code or Section 5.4 of the Plan.

SECTION 7

DELIVERY OF SHARES

As soon as reasonably practicable after each Purchase Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his Purchase Right in a form determined by the Board (in its sole discretion) and pursuant to rules established by the Board. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any Purchase Right granted under the Plan until such shares have been purchased and delivered to or on behalf of the Participant as provided in this Section 7.

SECTION 8

WITHDRAWALS AND DISTRIBUTIONS UPON TERMINATION

Upon a Terminating Event or termination of the Plan under Section 9.7, all amounts credited to each Participant’s Plan Account shall be paid in cash to such Participant or his beneficiary.

SECTION 9

MISCELLANEOUS PROVISIONS

9.1 Withholding and Other Obligations. The Company or a Subsidiary shall deduct from all payments or distributions hereunder, or require a Participant or beneficiary to remit promptly upon notification of the amount due (or indemnify the Company or Subsidiary for any such amounts), or otherwise satisfy by any method as determined by the Company in its sole discretion, an amount (which may, if permitted by the Board, include shares of Common Stock) to satisfy any federal, state, local or foreign taxes or any other tax or social insurance contribution liability or any other required amounts or other obligations required by Applicable Law. The Company may defer delivery of Common Stock until such withholding requirements are satisfied. The Board may, in its discretion, permit a Participant or beneficiary to elect, subject to such conditions as the Board shall impose, to have a number of whole (or, at the discretion of the Board, whole and fractional) shares of Common Stock otherwise issuable under the Plan withheld that, based on their Fair Market Value on the date immediately preceding the Purchase Date, is a sufficient number, but not more than is required, to satisfy the withholding tax obligations. The Company makes no representations or undertakings regarding any taxes, social insurance contributions, or other required amounts in relation to the Plan and does not commit to and is under no obligation to structure the terms or any aspect of the Plan to reduce or eliminate Participant’s obligations hereunder or achieve any particular tax result.

9.2 Rights Not Transferable. Neither Contributions credited to a Participant’s Plan Account nor any Purchase Right granted under the Plan may be alienated, including but not limited to sold, transferred, pledged, assigned, or otherwise hypothecated, other than by will or by the laws of descent and distribution, and any attempt to alienate in violation of this Section 9.2 shall be null and void. Purchase Rights are exercisable during a Participant’s lifetime, barring a Terminating Event, only by such Participant.

9.3 Participant Interest. A Participant shall have no interest as a stockholder, including, without limitation, voting or dividend rights, with respect to shares of Common Stock covered by his Purchase Right until such Purchase Right has been exercised in accordance with the Plan and shares of Common Stock delivered in accordance with Section 7.

9.4 Designation of Beneficiary. Each Participant may file with the Company a written designation of a beneficiary who is to receive any shares of Common Stock under the Plan or any amounts credited to the Participant’s Plan Account in the event of the Participant’s death.

9.5 Adjustments Due to Change in Capitalization. In the event of any corporate event or transaction (including a change in the shares of Common Stock or the capitalization of the Company), such as a reclassification, recapitalization, merger, consolidation, reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), issuance of warrants or rights, dividend or other distribution (whether in the form of cash, stock or other property), stock split or reverse stock split, spin-off, split-up, combination or exchange of shares, repurchase of shares, or other like change in corporate structure, partial or complete liquidation of the Company or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, (i) the Board shall determine the kind of shares which may be acquired under the Plan after such event, and (ii) the aggregate number of shares of Common Stock available for grant under Section 5.1 or subject to outstanding Purchase Rights, the maximum number of shares of Common Stock that a Participant may purchase during an Offering Period and the respective Purchase Price per share applicable to outstanding Purchase Rights shall be appropriately adjusted by the Board as necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, and the determination of the Board shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Purchase Right.

9.6 Change in Control. In the event of a Change in Control, all outstanding Purchase Rights under the Plan shall automatically be exercised immediately prior to the consummation of such Change in Control (deemed the end of the Offering Period in such case) by causing all amounts credited to each Participant’s Plan Account to be applied to purchase as many shares of Common Stock as possible pursuant to the Participant’s Purchase Right at the Purchase Price, subject to the limitations of Sections 4.2, 5.1 and 5.2.

9.7 Amendment and Termination of the Plan. The Board may, at any time, amend, modify, suspend, or terminate the Plan, in whole or in part, without notice to or the consent of any Participant or Employee to the extent permissible under Applicable Law; provided, however, that any such amendment that would (i) increase the number of shares available for issuance under the Plan, (ii) decrease the minimum Purchase Price under the Plan, (iii) change the individual Purchase Right limits, (iv) change the class of employees eligible to participate in the Plan, or (v) require stockholder action under any Applicable Law, regulation or rule, shall be subject to the approval of the Company’s stockholders, but in each of (i) through (iv) above, only to the extent such stockholder action is required by Applicable Law, regulation or rule; provided, however, that the Board shall have discretionary authority to designate, from time to time, without approval of the Company’s stockholders, those Subsidiaries that shall be Participating Subsidiaries. No amendment, modification, or termination of the Plan shall materially adversely affect the previously accrued rights of any Participant or Employee under the Plan with respect to any Offering Period then in progress or previously completed without the consent of such Participant or Employee, except that upon a termination of the Plan any Offering Period then in progress may be accelerated to the termination date and any unexercised Purchase Rights may be cancelled or exercised, in the Board’s discretion. Upon termination of the Plan, all amounts, if any, credited to Participants’ Plan Accounts shall be distributed to each Participant pursuant to Section 8 as soon as reasonably practicable thereafter. The Board may at any time terminate an Offering Period then in progress and provide, in its discretion, that Participants’ then outstanding Plan Account balances shall be used to purchase shares of Common Stock pursuant to Section 5 or distributed to the applicable Participants pursuant to Section 8.

9.8 Power to Vary Terms with Respect to Non-U.S. Employees and Adopt Sub-Plans. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws or regulations in other countries in which the Company and its Subsidiaries operate or employ Participants, or in which Participants reside, or to otherwise facilitate administration of the Plan, the Board shall have the power and authority at any time to (i) modify the terms and conditions of the Plan as applicable to individuals outside the United States to comply with applicable foreign laws or regulations, tax policy, accounting principles or customs or to facilitate administration of the Plan; (ii) establish sub-plans and Offerings, which may apply only to such Employers as the Board designates in its sole discretion, and modify administrative procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and (iii) take any action that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or Applicable Laws. To the extent any sub-plans are established, the rules of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 5.1, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Board shall have the power, in its discretion, to grant Purchase Rights with respect to an Offering under Section 423 of the Code to citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of Purchase Rights granted under the same Offering to Employees resident in the United States. Notwithstanding the foregoing, the Board may not take any actions hereunder that would violate the Securities Exchange Act of 1934, as amended, the Code, any securities law or governing statute or any other Applicable Law or cause the Plan not to comply with Section 423 of the Code.

9.9 No Constraint on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company, any Subsidiary or any other affiliate, from taking any corporate action (including, but not limited to, the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, regardless of whether such action would have an adverse effect on the Plan, or any Purchase Rights granted under the Plan. No Participant, Employee, beneficiary, or other person, shall have any claim against the Company, any Subsidiary, or any of its other affiliates, as a result of any such action.

9.10 Conditions Upon Issuance of Shares.

(a) The granting of Purchase Rights and the issuance of shares of Common Stock under the Plan shall be subject to all Applicable Laws and to such approvals by any governmental agencies or national securities exchanges as may be required.

(b) If at any time the Board shall determine, in its discretion, that the listing, registration and/or qualification of shares of Common Stock upon any securities exchange or under any Applicable Laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of such shares hereunder, the Company shall have no obligation to allow the grant, exercise or payment of any Purchase Right, or to issue or deliver evidence of title for shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

(c) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to a Purchase Right is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Subsidiary under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Purchase Rights, and the right to exercise or payment of any Purchase Right shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Subsidiary.

(d) The Board may require each person receiving shares of Common Stock in connection with any Purchase Right to represent and agree with the Company in writing that such person is acquiring such shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Board may prescribe. The Board, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares of Common Stock purchasable or otherwise receivable by any person under any Purchase Right as it deems appropriate.

9.11 Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board in any case in accordance with the terms and conditions of the Plan.

9.12 Rights of Participants.

(a) Rights or Claims. No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable agreement, offering document or sub-plan thereunder. The liability of the Company and any Subsidiary under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further or additional duties, obligations, or costs on the Company, any Subsidiary or any other affiliate thereof or the Board not expressly set forth in the Plan. The grant of a Purchase Right under the Plan shall not confer any rights upon the Employee holding such Purchase Right other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Purchase Right, or to all Purchase Rights, or as are expressly set forth in any applicable agreement, offering document or sub-plan evidencing such Purchase Right. Without limiting the generality of the foregoing, neither the existence of the Plan nor anything contained in the Plan or in any agreement, offering document or sub-plan thereunder shall be deemed to:

(i) Give any Employee the right to be retained in the service of the Employer, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;

(ii) Restrict in any way the right of the Employer to terminate, change or modify any Employee’s employment at any time with or without cause, subject to Applicable Law;

(iii) Constitute a contract of employment between the Employer and any Employee, nor shall it constitute a right to remain in the employ of the Employer;

(iv) Give any Employee the right to receive any bonus, whether payable in cash or in shares of Common Stock, or in any combination thereof, from the Company and/or a Subsidiary, nor be construed as limiting in any way the right of the Company and/or a Subsidiary to determine, in its sole discretion, whether or not it shall pay any Employee bonuses, and, if so paid, the amount thereof and the manner of such payment; or

(v) Give any Employee any rights whatsoever with respect to a Purchase Right except as specifically provided in the Plan and any applicable agreement, offering document or sub-plan thereunder, or give any Employee any right to receive any additional current or future Purchase Right (or any payment or benefit based on the value of a Purchase Right) under the Plan or otherwise, whether on the basis of employment or termination thereof.

(b) No Effects on Benefits. Except as specifically provided in a compensation arrangement, plan or policy maintained by the Company or a Subsidiary, Compensation received by a Participant under a Purchase Right is not part of such Participant’s normal or expected compensation or salary for any purpose, including calculating termination, indemnity, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments under any laws, plans, policies, programs, contracts, arrangements or otherwise. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any Purchase Right or shares of Common Stock purchased or otherwise received under the Plan.

(c) No Effect on Other Plans. Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Subsidiary, or prevent or limit the right of the Company or any Subsidiary to establish any other forms of incentives or compensation for their employees or grant or assume Purchase Rights or other rights otherwise than under the Plan.

9.13 Term of Plan. Following adoption of the Plan by the Board, the Plan shall become effective on the date on which the Plan is approved by the stockholders of the Company who are present and represented at a special or annual meeting of stockholders where a quorum is present, which approval occurs not earlier than one (1) year before, and not later than one (1) year after, the date the Plan is adopted by the Board. The Plan shall terminate on the earlier of (i) the termination of the Plan pursuant to Section 9.7, and (ii) when no more shares are available for issuance pursuant to Purchase Rights under the Plan.

9.14 Section 409A of the Code. The Plan is designed to qualify as an employee stock purchase plan under Section 423 of the Code with respect to United States taxpayers (although the Company makes no undertaking or representation to achieve or maintain such qualification), and if the Plan so qualifies, the Plan is exempt from the application of Section 409A of the Code, and the Plan will be interpreted to so be exempt from Section 409A of the Code. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Board determines that a Purchase Right granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause a Purchase Right under the Plan to be subject to Section 409A of the Code, the Board may amend the terms of the Plan and/or of an outstanding Purchase Right granted under the Plan, or take such other action the Board determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Purchase Right or future Purchase Right that may be granted under the Plan from or to allow any such Purchase Rights to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Board would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the Purchase Right under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board with respect thereto. The Company makes no representation that the Purchase Right under the Plan is compliant with Section 409A of the Code.

9.15 Governing Law. Except as to matters concerning the issuance of shares of Common Stock or other matters of corporate governance, which shall be determined, and related Plan and Purchase Right provisions, which shall be construed, under the laws of the State of Delaware, the Plan and each offering document shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Delaware, to resolve any and all issues that may arise out of or relate to the Plan or any related agreement.

9.16 Administration Costs. The Company shall bear all costs and expenses incurred in administering the Plan, including expenses of issuing shares of Common Stock pursuant to Purchase Rights granted hereunder.

9.17 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

9.18 Construction; Headings. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. The words “Section” and “paragraph” herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

Notice of 2016

Annual Meeting of Stockholders

and

Proxy Statement

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your vote up until 11:59 p.m. Eastern Time on May 18, 2016. Have your proxy card in hand when you access the web site and then follow the instructions.

GENERAL CABLE CORPORATION 4 TESSENEER DRIVE HIGHLAND HEIGHTS, KY 41076	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your vote up until 11:59 p.m. Eastern Time on May 18, 2016. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL

Mark, sign and date your proxy card and return it (for receipt by May 18, 2016) in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTING BY PARTICIPANTS IN THE GENERAL CABLE (i) RETIREMENT PLANS, AND (ii) DEFERRED COMPENSATION PLAN
Notwithstanding the above, all votes by plan participants must be received by 11:59 p.m. on May 16, 2016.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E02854-P76861	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GENERAL CABLE CORPORATION
The Board of Directors recommends you vote FOR all nominees listed in proposal 1 and FOR proposals 2, 3 and 4.
1.	Election of Directors

	Nominees:	For	Against	Abstain			For	Against	Abstain
	1a. Sallie B. Bailey	☐	☐	☐	2.	Ratification of the appointment of Deloitte & Touche LLP as General Cable's independent registered public accounting firm for 2016.	☐	☐	☐
	1b. Edward Childs Hall, III	☐	☐	☐	3.	Approval on an advisory basis of the compensation of our named executive officers.	☐	☐	☐
	1c. Gregory E. Lawton	☐	☐	☐	4.	Approval of the General Cable Corporation Employee Stock Purchase Plan.	☐	☐	☐
	1d. Michael T. McDonnell	☐	☐	☐

	1e. Craig P. Omtvedt	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement of the meeting. Only stockholders of record at the close of business on March 21, 2016 are entitled to notice of and to vote at the meeting.

The undersigned hereby acknowledges receipt of our 2015 Annual Report to Stockholders, Notice of Annual Meeting of Stockholders and the Proxy Statement relating thereto.

	1f. Patrick M. Prevost	☐	☐	☐
	1g. John E. Welsh, III	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

GENERAL CABLE CORPORATION

4 Tesseneer Drive, Highland Heights, Kentucky 41076

Telephone (859) 572-8000

NOTICE OF THE 2016 ANNUAL MEETING OF STOCKHOLDERS

The 2016 Annual Meeting of Stockholders of General Cable Corporation (“General Cable”) will be held on Thursday, May 19, 2016 at 11:00 a.m., Eastern Time, at the offices of General Cable at 4 Tesseneer Drive, Highland Heights, Kentucky 41076, to consider and act upon the proposals listed on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2015 Annual Report to Stockholders, Notice and Proxy Statement are available at www.proxyvote.com.

E02855-P76861

GENERAL CABLE CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

ANNUAL MEETING OF STOCKHOLDERS

MAY 19, 2016

The undersigned hereby appoints Michael T. McDonnell and Emerson C. Moser or either of them, as proxies, each with the power to act without the other and power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all of the shares of common stock of General Cable Corporation (“General Cable”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m., Eastern Time on May 19, 2016, in Highland Heights, Kentucky, and any adjournment or postponement thereof. The proxy also covers all the shares of General Cable common stock, if any, as to which the undersigned has the right to give voting instructions to the trustees of the General Cable (i) Retirement Plans, and (ii) Deferred Compensation Plan.

This proxy, when properly executed, will be voted as directed by the undersigned. If no such directions are made, this proxy will be voted for the election to the Board of Directors of the nominees listed on the reverse side and for each remaining proposal and will grant authority to the proxy holder to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Continued and to be signed on reverse side